UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
[(Amendment No. )]

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
BellRing Brands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 16, 2025

Dear Fellow Stockholders:

You are cordially invited to attend our annual meeting of stockholders on Wednesday, January 28, 2026. We will hold the meeting at 9:00 a.m., Central Time. The meeting will be entirely virtual, conducted via a live audio-only webcast.

In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to stockholders for the fiscal year ended September 30, 2025, which contain detailed information about us and our operating and financial performance. On or about December 16, 2025, we began mailing to our stockholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. We would greatly appreciate your prompt execution of your proxy.

Sincerely,

Darcy H. Davenport
President and Chief Executive Officer

BellRing Brands, Inc.

1 N Brentwood Blvd., Suite 1550

St. Louis, Missouri 63105

December 16, 2025

Notice of Annual Meeting of Stockholders

Dear Stockholders:

The 2026 annual meeting of stockholders of BellRing Brands, Inc. will be held at 9:00 a.m., Central Time, on Wednesday, January 28, 2026. The meeting will be held exclusively online, via a live audio-only webcast. If you plan to attend the virtual meeting, please see the information below as well as the attendance and registration instructions in the proxy statement. There will be no physical location for this meeting.

Meeting Information:	Date:	Wednesday, January 28, 2026
	Time:	9:00 a.m. Central Time
	Website:	www.meetnow.global/MADH4W4

At the annual meeting, stockholders will consider the following matters:

1.	the election of five nominees to the Company’s Board of Directors;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026;

3.

to consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement; and

4.	any other business properly introduced at the annual meeting.

The close of business on December 8, 2025 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to stockholders on or about December 16, 2025.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and annual report to stockholders. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.

Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

By order of the Board of Directors,

Craig L. Rosenthal
Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 28, 2026

This notice, the proxy statement attached to this notice and our annual report to stockholders for the fiscal year ended September 30, 2025 are available at www.envisionreports.com/BRBR and on our website at www.bellring.com.

PROXY STATEMENT

i

ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m. Central Time, on Wednesday, January 28, 2026
Website:	www.meetnow.global/MADH4W4
Record Date:	December 8, 2025
Voting:	Stockholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting.

VOTING ITEM

Item		Board Recommendation	Page Reference

1	Election of Five Directors	For all nominees	19

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2026	For	24

3	To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement	For	68

Election of Board of Directors

The following table provides summary information about each director nominee as of November 7, 2025. At our annual meeting of stockholders in January 2025, stockholders approved an amendment to our certificate of incorporation to declassify our Board of Directors over a three-year phase-in period commencing at last year’s annual meeting of stockholders. Accordingly, at our annual meeting, stockholders will be asked to elect the five director nominees in Class I and Class III listed in the table below. The Board unanimously recommends a vote FOR each nominee.

Class I and Class III - Directors whose terms expire at the 2026 annual meeting of stockholders and who are nominees for terms expiring at the 2027 annual meeting, or in the case of Mr. Stein, through the date of his previously announced retirement on September 30, 2026.

Name	Director Since	Occupation and Experience	Board Committees(1)
			Independent	AC	CGCC	EC

Robert V. Vitale	2019	President and CEO, Post Holdings, Inc.	No			✓

Darcy Horn Davenport	2019	President and CEO, BellRing Brands, Inc.	No

David I. Finkelstein	2026(2)	Former Investment Banking Executive	Yes	✓

Chonda J. Nwamu	2021	EVP and General Counsel for Edison International	Yes	✓

Elliot H. Stein, Jr.	2019	Retired Executive	Yes	✓		✓

(1)	AC – Audit Committee; CGCC – Corporate Governance and Compensation Committee; EC – Executive Committee
(2)	On November 12, 2025, Mr. Finkelstein was appointed to the Board of Directors effective January 1, 2026.

Independent Registered Public Accounting Firm

As a matter of good governance, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026. The Board unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to vote to approve or not approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. The Board unanimously recommends a vote FOR the approval of the executive compensation of our named executive officers.

PROXY AND VOTING INFORMATION

Why am I receiving these materials?

The Board of Directors (the “Board of Directors” or the “Board”) of BellRing Brands, Inc. (“BellRing,” the “Company” or “we”) is soliciting proxies for the 2026 annual meeting of stockholders. This proxy statement, the form of proxy and the Company’s 2025 annual report to stockholders will be available at www.envisionreports.com/BRBR beginning on December 16, 2025. On or about December 16, 2025, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to stockholders of record at the close of business on December 8, 2025, the record date for the 2026 annual meeting of stockholders. On the record date, there were 118,425,407 shares of our common stock outstanding.

How can I receive printed proxy materials?

We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 16, 2025, we mailed to many of our stockholders a Notice containing instructions on how to access our proxy statement and annual report to stockholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.

Why is the Company holding a virtual annual meeting? How can I attend the meeting?

The Board of Directors has decided that the annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via a live audio-only webcast. There will be no physical location for the annual meeting. You are entitled to participate in the annual meeting only if you were a stockholder as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

If you are a stockholder, you can attend the annual meeting online, vote and submit your questions prior to and during the meeting by visiting www.envisionreports.com/BRBR. Please follow the login and registration instructions outlined below. You will need a 15-digit control number to participate in the annual meeting.

Anyone may enter the annual meeting as a guest in listen-only mode at www.envisionreports.com/BRBR, but only stockholders of record and beneficial owners of shares who have registered for the meeting may participate in the annual meeting.

The online meeting will begin promptly at 9:00 a.m., Central Time on Wednesday, January 28, 2026. We encourage you to access the meeting prior to the start time to provide ample time for logging in. Rules of conduct for the annual meeting will be posted on the annual meeting website at www.envisionreports.com/BRBR.

I am a stockholder of record. How do I register for the annual meeting?

If you are a stockholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the annual meeting virtually. To attend the meeting, please visit the annual meeting website at www.envisionreports.com/BRBR to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number printed in the shaded bar on your proxy card or Notice.

I am a beneficial owner of shares. How do I register for the annual meeting?

If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), then you must register in advance in order to attend the annual meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your BellRing Brands, Inc. share holdings, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker or attaching an image of your legal proxy) or by mail to Computershare, BellRing Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than Tuesday, January 27, 2026. You will receive confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the meeting, please visit the annual meeting website at www.envisionreports.com/BRBR to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number provided in the confirmation sent by Computershare.

What if I have trouble accessing the annual meeting virtually?

If you have difficulties logging into the annual meeting virtually, you can utilize the technical resources available on the log-in webpage for the virtual annual meeting at www.envisionreports.com/BRBR or contact 888-724-2416 (locally) or +1 781-575-2748 (internationally) for technical assistance.

If there are any technical issues in convening or hosting the annual meeting, we will promptly post information to our newsroom website, www.bellring.com/news, under the Corporate and Financial Releases heading, including information on when the meeting will be reconvened.

What am I being asked to vote on at the meeting?

We are asking our stockholders to consider the following items:

1.	the election of the five nominees to our Board of Directors named in this proxy statement;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2026;

3.

to consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement; and

4.	any other business properly introduced at the annual meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record”;

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and

•	shares credited to your account in the BellRing Brands, Inc. 401(k) Plan.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or the Internet.

How can I vote my shares?

You can vote by proxy or online at the virtual annual meeting. If you intend to vote at the virtual annual meeting, please refer to “Why is the Company holding a virtual annual meeting? How can I attend the meeting?” on page 3, “I am a stockholder of record. How do I register for the annual meeting?” on page 3 and “I am a beneficial owner of shares. How do I register for the annual meeting?” on page 4.

How do I vote by proxy?

Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.

If you are a stockholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.

Registered Shares:

•

Voting by telephone: You can vote by calling 800-652-VOTE (800-652-8683) within the United States, United States Territories and Canada and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week.

•	Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/BRBR and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week.

•

Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided.

Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.

If you submit your proxy using any of these methods, Paul A. Rode or Craig L. Rosenthal, who have been appointed by our Board of Directors as the proxies for our stockholders for this meeting, with full power of substitution, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the five nominees to our Board of Directors; “FOR” ratification of the appointment of our independent registered public accounting firm; and “FOR” the advisory approval of executive compensation.

If any other matter is presented at the meeting, your proxy will authorize Paul A. Rode or Craig L. Rosenthal to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.

If you wish to give a proxy to someone other than Paul A. Rode or Craig L. Rosenthal, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy and deliver it to the person whose name has been substituted.

How can I authorize someone else to attend the annual meeting or vote for me?

Stockholders of Record: Stockholders of record can authorize someone other than the individual(s) named on the proxy card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or Notice and inserting the name, address and email address of the authorized person. Request registration of an authorized representative for the annual meeting by forwarding an image of your updated proxy card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, BellRing Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Beneficial Owners of Shares: Beneficial owners of shares can authorize someone other than the individual(s) named on the legal proxy obtained from their brokers or banks to attend the virtual meeting or vote on their behalf by providing a written authorization to the authorized individual along with a legal proxy. Contact information for the authorized individual, including name, address and email address, is required for registration of the authorized representative. Requests for registration of an authorized representative for the annual meeting, along with the contact information specified above and an image of your legal proxy, should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, BellRing Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received by Computershare no later than Tuesday, January 27, 2026.

How can I change or revoke my proxy?

Stockholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to BellRing Brands, Inc., c/o Corporate Secretary, 1 N Brentwood Blvd., Suite 1550, St. Louis, Missouri 63105 before the annual meeting, by requesting and returning a proxy card by mail with a later date, or by attending the virtual annual meeting and voting online. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.

How do I vote in person?

You will not be able to vote in person at the annual meeting as the annual meeting will be exclusively virtual this year. However, you will be able to vote online at the virtual annual meeting. See “How can I vote my shares?” on page 5.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.

How do I vote my shares in the BellRing Brands, Inc. 401(k) Plan?

If you are both a stockholder and a participant in the BellRing Brands, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through the plan and you do not return your proxy by 11:59 p.m., Eastern Time, on January 23, 2026, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee also will vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.

Is my vote confidential?

Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a stockholder includes written comments on a proxy or other voting materials.

What “quorum” is required for the annual meeting?

In order to have a valid stockholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when holders of shares representing a majority of the total voting power of capital stock entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the total voting power of outstanding shares entitled to vote.

What vote is required?

The election of each director nominee, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026, and the advisory approval of the executive compensation of our named executive officers must each be approved by a majority the total voting power of the shares represented at the annual meeting in person or by proxy and entitled to vote on the matter.

Although the approval of the Company’s executive compensation is advisory and not binding on the Company, the Board of Directors and the Corporate Governance and Compensation Committee, which is responsible for administering the Company’s executive compensation programs, are interested in the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

How are the voting results determined?

A vote of “withhold” for a nominee will not be voted for that nominee. A vote of “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock

Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.

Is any other business expected at the meeting?

The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, your proxies will act on such matter in their discretion.

How can I ask questions pertinent to annual meeting matters?

Stockholders may submit questions either before the annual meeting (from Wednesday, January 7, 2026 until Wednesday, January 21, 2026) or during the annual meeting. If you wish to submit a question either before or during the annual meeting, please log into www.meetnow.global/MADH4W4, enter your 15-digit control number and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Questions or comments that relate to proposals that are not properly before the annual meeting, relate to matters that are not proper subject for action by stockholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another stockholder, or are not otherwise suitable for the conduct of the annual meeting as determined in the sole discretion of the Company, will not be answered. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered.

What happens if the annual meeting is adjourned or postponed?

If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.

Where can I find the voting results?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before February 3, 2026. You also can go to our website at www.bellring.com to access the Form 8-K. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview

We are dedicated to creating long-term stockholder value. It is our policy to conduct our business with integrity and a commitment to providing value to our customers and consumers. All of our corporate governance materials, including our Corporate Governance Guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. Our Board of Directors regularly reviews these materials, Delaware law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Refreshment

Board and committee refreshment are regularly reviewed by our Corporate Governance and Compensation Committee. Our Board of Directors periodically receives recommendations from the Corporate Governance and Compensation Committee about possible changes designed to staff the Board of Directors and its committees with individuals who have the skills, experiences and perspectives necessary to make meaningful contributions to shaping and implementing our business strategies.

In November 2024, the Board of Directors approved an amendment to our certificate of incorporation to declassify the Board of Directors over a three-year phase-in period that commenced in January 2025 upon stockholder approval of the amendment at last year’s annual meeting. The Board of Directors believes that a declassified board enables stockholders to express their views on the individual performance of each director and on the entire Board of Directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

To further ensure director accountability to stockholders, in November 2024 the Board of Directors also adopted a majority vote standard in uncontested elections to require a director to tender his or her resignation to the Board of Directors if he or she receives more “withhold” than “for” votes in an uncontested election.

In 2025, the Corporate Governance and Compensation Committee focused on refreshing the composition of the Board of Directors, including identifying potential candidates with the skills, attributes and experience that matched the current needs of the Board of Directors. The Corporate Governance and Compensation Committee and Board of Directors considered a wide range of factors in assessing the composition of the Board of Directors, including:

•	stockholder input on important elements of Board composition;

•	skill sets necessary to oversee the successful development and implementation of our business strategies;

•	balancing fresh, diverse perspectives with institutional and industry knowledge;

•	current and long-term needs of the Board; and

•	independence and potential conflicts.

These efforts resulted in the appointment of David I. Finkelstein to the Board of Directors, effective January 1, 2026. Also earlier this year, one of our longest-tenured directors, Elliot H. Stein, Jr., advised us that he would retire at the conclusion of our 2026 fiscal year effective September 30, 2026.

Director Independence and Role of the Independent Lead Director

Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our Corporate Governance Guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Vitale, our Chairman of the Board, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.

The independent members of the Board of Directors meet regularly in executive sessions without the presence of management. These sessions are normally held in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.

Our Corporate Governance Guidelines provide that a Lead Director may be appointed by the Board of Directors under appropriate circumstances determined by the Board of Directors. If the Board of Directors has not so designated a Lead Director, then our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our Corporate Governance Guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Effective July 30, 2025, the Board of Directors appointed Mr. Erickson as our Lead Director. Mr. Erickson serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Erickson has extensive knowledge of BellRing’s strategic objectives, the industry in which BellRing operates and the areas of strategic importance to BellRing. Our Chief Executive Officer confers regularly with Mr. Erickson on a variety of topics, including updates on the Company’s business and other strategic matters.

Policy Relating to the Election of Directors

Elections of the Board of Directors are conducted in accordance with the Company’s Certificate of Incorporation, Bylaws and the laws of the state of Delaware and provide that directors are to be elected at a meeting of the Company’s stockholders by a plurality of the votes cast. Under the Company’s Amended Corporate Governance Guidelines adopted in November 2024, if in any uncontested election of directors, a director nominee has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Corporate Governance and Compensation Committee. A vote will be considered “withheld” from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. The Corporate Governance and Compensation Committee will then promptly evaluate all factors or other information it determines relevant including, without limitation, (i) the underlying reason for the vote result, if known, (ii) the incumbent director nominee’s contributions to the Company during his or her tenure, and (iii) the director’s qualifications.

Subject to any applicable legal or regulatory requirements, the Corporate Governance and Compensation Committee shall, within ninety (90) days from the date of the stockholder vote, decide whether to accept or reject the resignation. A full explanation of the Corporate Governance and Compensation Committee’s decision will be promptly publicly disclosed in a periodic or current report filed with the SEC. Any director who tenders his or her resignation pursuant to this director resignation policy will not participate in the deliberations and decisions made with respect to his or her resignation or the resignation of any other director nominee who similarly tendered his or her resignation by virtue of the vote at the same annual meeting of the stockholders.

Code of Conduct
Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) this document on our website or in a report on Form
8-K.
Insider Trading Policies and Procedures
We have adopted a global insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. The insider trading policy requires compliance with all applicable laws, rules and regulations governing the offer and sale of securities and prohibits directors, officers and employees from engaging in transactions in our securities while in possession of material nonpublic information. The insider trading policy establishes quarterly blackout periods during which trading in our securities is prohibited. These blackout periods begin on the sixth business day of the last month of each calendar quarter and end on the start of the second business day following the issuance of the Company’s press release of its financial results for the reporting period that includes such calendar quarter. In addition, the insider trading policy requires senior officers and key employees to obtain pre-approval
of any transactions in our securities from our Chief Compliance Officer. A copy of our global insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended September 30, 2025.
Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee (the “Committee”) is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists, which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) transactions in put and call options or other hedging transactions (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating
or otherwise encumbering the Company’s common stock or other equity securities as collateral for indebtedness, including holding such securities in a margin account.
Structure of the Board of Directors
On November 12, 2025, the Board of Directors increased the size of the Board of Directors from seven to eight persons and appointed David I. Finkelstein as a Class I Director effective as of January 1, 2026. Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors through the date of our 2027 annual meeting of stockholders, with the Board of Directors divided into three classes as equal in size as possible. At our 2025 annual meeting, stockholders approved an amendment to our Certificate of Incorporation that declassifies our Board of Directors over a three-year phase-in period commencing with the 2025 annual meeting of stockholders. Directors whose current terms expire at the annual meetings of stockholders in 2026, 2027 and every year thereafter will be elected for one-year terms ending at the following year’s annual meeting or until a director’s earlier death, resignation or removal and until his or her successor is elected and qualified.

The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible for so long as the Board of Directors remains classified. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned for so long as the Board of Directors remains classified. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of stockholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.

Board Meetings and Committees

The Board of Directors has the following three committees: Audit; Corporate Governance and Compensation; and Executive. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2025. During fiscal year 2025, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served. Because our annual meeting of stockholders is purely routine in nature, our Corporate Governance Guidelines do not require our directors to attend the annual meeting of stockholders and, accordingly, two directors attended the 2025 annual meeting of stockholders. As of December 8, 2025, the Board of Directors and committee members were as follows:

Director	Board	Audit	Corporate Governance and Compensation	Executive

Robert V. Vitale	✓			✓

Darcy Horn Davenport	●

Elliot H. Stein, Jr.	●	●		●

Shawn W. Conway	●		✓

Thomas P. Erickson	●	✓	●	●

Jennifer Kuperman Johnson	●		●	●

Chonda J. Nwamu	●	●

Meetings held in fiscal year 2025	5	4	4	0

✓ — Chair    ● — Member

Upon David I. Finkelstein’s appointment to the Board of Directors effective on January 1, 2026, Mr. Finkelstein will serve as a member of the Audit Committee.

Audit Committee

The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.

The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com. The Board of Directors also has determined, in its judgment, that Mr. Erickson, the chair of our Audit Committee, as “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our Corporate Governance Guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 26 of this proxy statement.

Corporate Governance and Compensation Committee

The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report to stockholders, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to stockholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans, and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our Corporate Governance Guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company, (iii) identifies individuals qualified to become members of our Board of Directors, and (iv) makes determinations with respect to resignations tendered by directors pursuant to the Company’s director resignation policy in its Amended Corporate Governance Guidelines. The Corporate Governance and Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that such subcommittees are composed entirely of independent directors.

The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Corporate Governance and Compensation Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com.

Executive Committee

The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our Corporate Governance Guidelines and does not infringe upon the duties and responsibilities of other Board committees.

Nomination Process for Election of Directors

The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Bylaws and our Corporate Governance Guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the Board of Directors.

The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from stockholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Bylaws, should be submitted in writing to our corporate secretary. Stockholders wishing to suggest a candidate for director nomination for the 2027 annual meeting of stockholders should mail their suggestions to our principal executive offices at BellRing Brands, Inc., 1 N Brentwood Blvd., Suite 1550, St. Louis, Missouri 63105, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than September 30, 2026 and no later than October 30, 2026.

Other Board Service

Our Corporate Governance Guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our Corporate Governance Guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.

In addition to being the chairman of our Board of Directors, Mr. Vitale serves as Chairman of the Board of Directors of our former parent company, the publicly traded Post Holdings, Inc. (“Post”), as well as the board of directors of the publicly traded company Energizer Holdings, Inc. We believe that Mr. Vitale has the capacity to serve in these various roles. From 2015 until BellRing’s initial public offering in October 2019, our business comprised the active nutrition business of Post. As part of his role as President, CEO and a director of Post since 2014, Mr. Vitale has overseen the business that now comprises BellRing for its entire existence and Mr. Vitale has served as chairman of BellRing since November 2024 and, before that, served as executive chairman of BellRing since its formation shortly before our October 2019 initial public offering. Since he began serving as BellRing’s executive chairman in 2019, Mr. Vitale’s service on the boards of Post and Energizer Holdings, Inc. has not impacted the discharge of his duties as chairman of BellRing. As such, our Board of Directors does not believe that Mr. Vitale’s other board commitments have interfered or will interfere with Mr. Vitale’s discharge of his duties as chairman of our Board of Directors.

Role of the Board in Risk Oversight

The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings.

We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short- term financial results.

Board Leadership Structure

Our current Board leadership structure consists of:

•	separate Chairman of the Board and Chief Executive Officer roles;

•	an independent Lead Director;

•	all non-management directors except for the Chairman of the Board and Chief Executive Officer;

•	independent Audit and Corporate Governance and Compensation Committees; and

•	governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer

We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. However, our current Board leadership structure consists of separate Chairman of the Board and Chief Executive roles. Robert V. Vitale serves as Chairman of the Board and Darcy Horn Davenport serves as our Chief Executive Officer. Ms. Davenport is also a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Ms. Davenport to focus on operating and managing our Company, while Mr. Vitale can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership. When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our stockholders’ interests, the Board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.

Independent Lead Director and Independent Directors

Effective July 30, 2025, Mr. Erickson was appointed as our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”

In addition to the Lead Director, six of our eight Board members and nominees are independent. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.

Director Evaluations

On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.

Policy on Director Diversity

Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in its search for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experience. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. Three of our eight directors and director nominees are women, Ms. Davenport, also our Chief Executive Officer, Ms. Kuperman Johnson and Ms. Nwamu, and Ms. Nwamu is African American.

Communication with the Board

Stockholders and other parties interested in communicating directly with our Board of Directors, an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o BellRing Brands, Inc., 1 N Brentwood Blvd., Suite 1550, St. Louis, Missouri 63105, Attn: Corporate Secretary or via email to investor.relations@bellringbrands.com. The Board of Directors has directed our corporate secretary to forward stockholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use his discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.

Environmental Sustainability and Social Matters

We recognize the importance of Environmental, Social and Governance (“ESG”) issues for our stakeholders and are committed to incorporating ESG principles into our business strategies and organizational culture. The Audit Committee of our Board of Directors provides direction with respect to the evolving priorities of ESG topics and initiatives and receives quarterly reports and updates on relevant ESG topics and progress against our initiatives. Our Executive Sustainability Steering committee, which is comprised of senior leaders within our organization, provides guidance on goals and strategies and makes recommendations on disclosure and reporting guidelines. Our Sustainability Operations Committee, which is comprised of technical experts within key business functions, meets regularly to implement programs and track progress on key objectives.

Environmental Sustainability

Based on the materiality assessment we conducted in 2022, details of which can be found in our 2023 annual Impact Report, we identified six strategic areas in which to focus our ESG efforts. This materiality assessment has had a concrete impact on the actions that we’ve taken over the past three years and continues to guide our approach to developing our strategy. While our focus areas remain consistent, our initiatives evolve each year based on emerging opportunities and stakeholder input. In 2025, our efforts were centered on building a regenerative agriculture partnership with a strategic dairy protein supplier, reducing manufacturing waste, expanding supplier data collection and advancing progress toward our packaging targets.

Because a majority of these areas are within our supply chain, we have focused our efforts on establishing a standardized data collection process to better understand performance, identify areas for improvement, and build initiatives and partnerships with suppliers and co-manufacturers. This work was based on data obtained through a third-party supported materiality assessment, Scope 1 & 2 greenhouse gas (GHG) emissions inventories and a Scope 3 GHG emissions screen.

In 2025, we launched our second Supplier Sustainability Survey to enhance visibility into our upstream impacts. Our initial 2023 survey laid the groundwork by helping us understand supplier practices, identify areas of alignment, build stronger relationships, establish baseline data, and gain insight into data collection capabilities and best practices. Building on that foundation, this year’s survey expanded in both scope and focus – dairy protein, co-manufacturing, packaging and raw materials.

We remain committed to improved transparency around our programs and practices that impact ESG. In the first calendar quarter of 2026, we will publish our annual Impact Report. Our Impact Report will be available on our website at www.bellring.com/impact. Information on our website, including our Impact Report, does not constitute part of (and shall not be deemed incorporated by reference into) this proxy statement or any other document we file with the SEC.

Empowering Our People

We are a people-first culture. Our people are critical to our success and we prioritize providing a safe, rewarding and respectful workplace where our people are provided with opportunities to pursue career paths based on capabilities, performance and mindset. We adhere to our Code of Conduct, which sets forth a commitment to our stakeholders, including our employees, to operate with integrity and mutual respect. For the ninth year running, Premier Nutrition Company, LLC, our primary operating subsidiary (“Premier Nutrition”) has been named in the top 12 best small and medium workplaces in our category in the U.S. by Fortune Magazine and Great Places to Work® Institute. And, in fiscal 2025, Premier Nutrition placed 8th on the list.

Belonging

We foster a culture of belonging where everyone is able to do the best work of their professional lives and where each individual feels connected to our company purpose and values, as well as each other. We have implemented initiatives to track and improve our performance in this area, including having a CEO-sponsored, employee-led team that establishes strategies and initiatives towards this objective, tracks our progress and shares successes and key learnings. We also provide interactive anti-harassment training for both supervisory and non-supervisory employees taught by outside experts. Our Board of Directors receives periodic updates regarding our belonging efforts.

Community Involvement

We are passionate about supporting the communities in which we live and work and use our time, talent and resources to give back. We support local charities with our time during “all company” give back days each year and supporting our employees with paid volunteer time off. We also support our employees who are passionate about a cause by matching their donations one-to-one. Additionally, we make donations to philanthropic organizations that align with our purpose, culture and community. In 2025, the San Francisco Business Times again identified Premier Nutrition as one of the Top 100 Bay Area Corporate Philanthropists as it has for the last several years.

Information Technology and Cybersecurity Risk Oversight

We rely on information technology (“IT”) systems for management of our business, including sourcing and supply chain, inventory management, receivables and payables, human capital management, finance and reporting tools and other business processes. The reliability and capacity of these systems is an important part of our ability to efficiently and effectively manage our business. With this in mind, we maintain a comprehensive information technology, data governance and cybersecurity program that leverages people, processes and technology to support our information technology systems and detect, identify, prevent, defend against and mitigate information technology and data security risks. Our cybersecurity program is aligned with the National Institute of Standards and Technology Cybersecurity Framework. This framework encompasses key processes, policies and controls to ensure protection, detection, identification, response and recovery capabilities across our organization. Safeguards included in this framework include, but are not limited to:

•

industry standard targeted controls to protect our environment, including antivirus, antimalware, multi- factor authentication, long and regularly changed passwords, email security and firewalls to protect our assets and our ability to maintain operations;

•	managed detect and response (MDR), security information and event management (SIEM) and vulnerability management;

•	incident response processes that incorporate third-party response retainers;

•	regular assessments to our cybersecurity program using external parties including cyber maturity assessments & penetration tests;

•	required Service Organization Controls (SOC) reports for any supplier housing financial or mission critical data;

•	third-party risk scoring of our critical suppliers;

•	central system backups and associated disaster recovery plans; and

•	employee training and awareness programs addressing cybersecurity and data privacy challenges.

While we are not able to prevent every potential technology failure, cybersecurity risk or third-party service interruption, we utilize business continuity plans to assist us in anticipating and mitigating failures. Through continuous assessment of our framework, we make improvements to mitigate new IT and cybersecurity risks as they arise. Our Audit Committee is responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives. We also have designated specific roles who oversee IT and cybersecurity matters for the Company.

ELECTION OF DIRECTORS

(PROXY ITEM NO. 1)

The terms of five directors (Messrs. Vitale, Finkelstein and Stein and Mses. Davenport and Nwamu) will expire at the 2026 annual meeting of stockholders. Our Board of Directors has nominated Messrs. Vitale, Finkelstein and Stein and Mses. Davenport and Nwamu for election to the Board of Directors for a one-year term that will expire in 2027, except for Mr. Stein, who will serve through the date of his previously announced retirement on September 30, 2026. The Board of Directors is not aware that any of these nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

Messrs. Vitale and Stein and Ms. Davenport are currently directors and were originally elected to the Board in September 2019 prior to the closing of our initial public offering (our “IPO”). Ms. Nwamu is currently a director and was originally appointed to the Board effective in May 2021. Mr. Finkelstein was appointed to the Board of Directors on November 12, 2025, effective as of January 1, 2026.

The persons named on the proxy card intend to vote the proxy representing your shares for the election of each of Messrs. Vitale, Finkelstein and Stein and Mses. Davenport and Nwamu, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

Information about the Current Directors and Nominees for Election to the Board of Directors

Board Composition

We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our stockholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.

To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies.

•

Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.

•

Financial or Accounting Acumen. We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•

Industry Experience. We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•

Operational Experience. We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to help to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•

Public Company Experience. Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our stockholders’ interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.

The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 16, 2025.

Board Matrix

The following matrix provides information regarding each nominee for election as a director and each continuing director, including certain types of experiences and skills that the Board of Directors has determined are important and certain diversity demographics. The matrix does not encompass all the experiences and skills of our directors, and the fact that a particular experience or skill is not listed does not mean that a director does not possess it.

	Conway	Davenport	Erickson	Finkelstein	Kuperman Johnson	Nwamu	Stein	Vitale

Experiences and Skills

Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓

Financial or Accounting Acumen	✓	✓	✓	✓	✓		✓	✓

Industry Experience	✓	✓		✓				✓

Operational Experience	✓	✓			✓	✓		✓

Public Company Experience		✓		✓	✓	✓	✓	✓

Race/Ethnicity

Black/African American						✓

Caucasian/White	✓	✓	✓	✓	✓		✓	✓

Other

Gender

Female		✓			✓	✓

Male	✓		✓	✓			✓	✓

Nominees for Election: Class I Directors and Class III Directors - Terms Expire in 2026

ROBERT V. VITALE has served as our Chairman since November 2024 and, before that, served as our Executive Chairman from September 2019 to November 2024. Mr. Vitale has been the President and Chief Executive Officer of Post, a member of Post’s board of directors, since November 2014, chairman of Post’s board of directors since December 2025, and is a member of the board of directors of 8th Avenue Food & Provisions, Inc., a majority-owned business of Post. Previously, Mr. Vitale served as Chief Financial Officer of

Post from October 2011 until November 2014. Mr. Vitale has served on the board of directors of Energizer Holdings, Inc., a publicly traded manufacturer and distributor of primary batteries, portable lights and auto care, appearance, performance, refrigerant and fragrance products, since August 2017. He served as President and Chief Executive Officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale has experience in significant leadership positions, an extensive understanding of finance and financial reporting processes, experience in leadership roles in industries relevant to our business, including consumer packaged goods, retail and consumer product manufacturing, experience in mergers and acquisitions, experience as an executive with direct operational responsibilities and experience as an executive and as a director of other publicly traded companies. Age 59.

DARCY HORN DAVENPORT has served as our President and Chief Executive Officer since September 2019 and as a member of our Board of Directors since October 2019. Prior to our IPO, Ms. Davenport has served as President of Post’s active nutrition business since October 2017 and as President of Premier Nutrition since November 2016. Ms. Davenport previously served as General Manager of Premier Nutrition from October 2014 to November 2016 and Vice President of Marketing from October 2011 to October 2014. Prior to joining Premier Nutrition, Ms. Davenport served as Director of Brand Marketing at Joint Juice, Inc., a liquid dietary supplement manufacturer, from May 2009 to October 2011, when it combined with Premier Nutrition. She has served as a member of the board of directors of Consumer Brands Association, the nation’s preeminent trade group representing the consumer-packaged goods industry, since 2024. Ms. Davenport has served as a member of the board of directors of Blentech Corporation, a company focusing on developing custom-made, food processing solutions including equipment, integrated systems and software, since January 2010. Ms. Davenport has experience in significant leadership positions, extensive experience in leadership roles in industries relevant to our business, an understanding of finance and financial reporting processes, experience in marketing and sales and experience as an executive with direct operational responsibilities. Age 52.

DAVID I. FINKELSTEIN was appointed to our Board of Directors on November 12, 2025 effective as of January 1, 2026. Mr. Finkelstein worked at Citigroup, Inc., from February 2018 to March 2025, where most recently he was Head of Consumer and Retail M&A and Head of Sports Advisory. Prior to joining Citigroup, Inc., Mr. Finkelstein served in the Mergers and Acquisitions Group at Bank of America from April 2005 to January 2018, and as Managing Director beginning in 2009. Mr. Finkelstein also served in the Mergers and Acquisitions Group at Citigroup, Inc. from July 2000 to March 2005. Mr. Finkelstein has experience in significant leadership positions, extensive experience in finance and financial reporting processes, and extensive experience in mergers and acquisitions and capital markets transactions, including in the consumer-packaged goods, retail and consumer product manufacturing industries. Age 50.

CHONDA J. NWAMU has served as a member of our Board of Directors since May 2021. Ms. Nwamu is Executive Vice President and General Counsel of Edison International, the parent company of Southern California Edison, one of the nation’s largest electric utilities, and several competitive businesses engaged in emerging sectors of the electric industry, since April 2025. Prior to joining Edison International, Ms. Nwamu was Executive Vice President, General Counsel and Secretary for Ameren Corporation, a public utility holding company, since August 2019 to March 2025, and was a director of its subsidiaries, Ameren Services, Ameren Missouri and Ameren Transmission Company of Illinois. She was Senior Vice President, General Counsel and Secretary from August 2019 through September 2022. From September 2016 to August 2019, Ms. Nwamu served as Vice President and Deputy General Counsel of Ameren Services. Ms. Nwamu was managing counsel and senior director at Pacific Gas and Electric Company, a California-based public utility, from June 2014 to June 2016 and regulatory counsel there from September 2000 until May 2014. Prior to joining Pacific Gas and Electric, Ms. Nwamu was in private practice at Hoyle, Morris & Kerr LLP where she specialized in complex commercial litigation. Ms. Nwamu has extensive experience in legal, regulatory and compliance matters. Age 54.

ELLIOT H. STEIN, JR. has served as a member of our Board of Directors since October 2019. Mr. Stein has been chairman of Acertas, LLC and Senturion Forecasting, LLC, two privately owned data analytics firms, since 2013. In addition, Mr. Stein has been a director of Midcap Financial Investment Corporation, a publicly traded closed-end, externally managed, non-diversified management investment company, since 2004, and a director of MidCap Apollo Institutional Private Lending, since 2023. Mr. Stein is a member of the Council on Foreign Relations and a trustee of the New School University. He also previously served as a director of various private companies in the media, manufacturing, retail and finance industries. Mr. Stein has experience in significant leadership positions, an extensive understanding of financial and financial reporting processes and experience as a director of other publicly traded companies. Age 76.

Class II Directors - Terms Expire in 2027

SHAWN W. CONWAY has served as a member of our Board of Directors since October 2023. Mr. Conway is Chief Executive Officer for Far Niente Wine Estates, an iconic Napa Valley winery devoted to the highest forms of Chardonnay and Cabernet Sauvignon for over 140 years, since September 2025. Prior to joining Far Niente Wine Estates, Mr. Conway was Chief Executive Officer for Ste. Michelle Wine Estates, a privately owned company and the largest winery in the Pacific Northwest, since March 2023 to September 2025. Prior thereto, Mr. Conway served as Chief Executive Officer of Peet’s Coffee, Inc., an original craft coffee and tea company, from January 2020 to April 2022. Mr. Conway also served as Chief Operating Officer of Peet’s Coffee, Inc. from November 2012 to December 2019 and Chief Supply Chain Officer of Peet’s Coffee, Inc. from January 2010 to November 2012. Prior to joining Pete’s Coffee, Inc., Mr. Conway served as Senior Vice President of Operations at SKYY Spirits LLC from April 2005 to January 2010 and Vice President – Finance and Technology at SKYY Spirits, LLC from 2002 to 2005. Since August 2022, Mr. Conway has served on the Board of Directors of SAMBAZON, an acronym for Sustainable Management of the Brazilian Amazon, a leading supplier of certified fair trade and organic Acai. Mr. Conway previously served as Chairman of the Board of Directors of Peet’s China Inc. from 2017 to 2022; Intelligentsia Coffee Inc. from 2015 to 2022 (as Chairman from 2020 to 2022); Stumptown Coffee Inc. from 2015 to 2022 (as Chairman from 2020 to 2022); and Mighty Leaf Tea Inc. as Chairman from 2014 to 2017. Mr. Conway has experience in significant leadership positions, operations, supply chain and finance in high- growth, premium-branded specialty food and beverage, and consumer packaged goods companies. Age 60

THOMAS P. ERICKSON has served as a member of our Board of Directors since October 2019. Mr. Erickson has been the managing member of Thomas P. Erickson, CPA, LLC, a tax consulting firm, since May 2016 and is a retired tax partner from KPMG, where he worked from 1980 to September 2015. From September 2015 to May 2016, Mr. Erickson provided tax consulting services to various companies and individuals. Mr. Erickson has over 50 years of public accounting experience and has previously been an instructor of advanced partnership planning, taxable and nontaxable corporate transactions and formations and S corporation planning for KPMG. Mr. Erickson has extensive expertise in tax matters and finance and financial reporting processes. Mr. Erickson is a Certified Public Accountant. Age 70.

JENNIFER KUPERMAN JOHNSON has served as a member of our Board of Directors since October 2019. Ms. Kuperman Johnson serves as Chief Corporate Affairs Officer at Chime Financial, Inc. since 2024 and, prior thereto, she served as the Senior Vice President of Corporate Affairs at Chime since September 2022. Prior to Chime, Ms. Kuperman Johnson was head of international corporate affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, from April 2016 to January 2021 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding Limited, Ms. Kuperman Johnson was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman Johnson also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman Johnson has served on the board of directors of Post Holdings, Inc. since May 2021 and on the board of Post Holdings Partnering Corporation, a publicly traded affiliate of Post that was a SPAC formed for the purpose of effecting a partnering transaction with one or more businesses, from May 2021 to June 2023. She also served on the board of directors to Kyriba Corp., a privately held cloud treasury and finance solutions company, from August 2021 until January 2025. Ms. Kuperman Johnson has experience in significant leadership positions and extensive international experience. Age 52.

The Board of Directors unanimously recommends a vote “FOR” each of Messrs. Vitale, Finkelstein and Stein and Mses. Davenport and Nwamu for election to the Board of Directors at the Annual Meeting.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(PROXY ITEM NO. 2)

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the annual meeting of stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since we were formed in March 2019 and served as the independent registered public accounting firm for the subsidiaries that comprise our business since 2014. A representative of that firm will be present at the annual meeting of stockholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

We are not required to obtain stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our stockholders.

The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2025 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2024 and for other services during that fiscal year.

	Year Ended September 30,
	2025	2024

Audit fees(1)	$1,195,000	$1,158,505

Audit-related fees(2)	$25,000	$0

Tax fees(3)	$22,500	$15,000

All other fees(4)	$2,000	$2,000

(1)	Audit fees relate primarily to the audit and reviews of our financial statements, comfort letter consents and reviews of SEC registration statements.
(2)	Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.
(4)

All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.

The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Board of Directors approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2025.

Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

With respect to our audited financial statements for the fiscal year ended September 30, 2025, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities Exchange Commission (the “SEC”).

The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2025 be included in our Annual Report on Form 10-K filed with the SEC for that year.

Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.

Thomas P. Erickson, Chairman

Chonda J. Nwamu

Elliot H. Stein, Jr.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2025 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 44, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title

Darcy Horn Davenport	President and Chief Executive Officer

Paul A. Rode	Chief Financial Officer

Douglas J. Cornille	Chief Growth Officer

Craig L. Rosenthal	Chief Legal Officer, Chief Compliance Officer and Secretary

Robin Singh	Chief Supply Chain Officer — Premier Nutrition Company

Total Compensation Opportunity

Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards). A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).

Executive Summary

Performance and Company Highlights for Fiscal Year 2025

We are a stockholder value-driven organization and our compensation philosophy is designed to be aligned with stockholder interests. Management’s objective is to maximize total stockholder return, and compensation decisions are guided by the principle of creating stockholder value.

We view the Company’s performance in two primary ways:

•	Operating and financial performance; and

•	Return to stockholders over time, both on an absolute basis and relative to similar companies.

We are a leader in the global convenient nutrition category, aiming to enhance the lives of our consumers by providing them with nutritious, great-tasting products they can enjoy throughout the day. Our primary brands, Premier Protein and Dymatize, target a broad range of consumers and compete in all major product forms, including ready-to-drink (“RTD”) protein shakes and powders.

During fiscal 2025, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and our stockholders alike in the coming years.

•	We grew net sales to $2.3 billion and Adjusted EBITDA to $482 million, with respective growth over 2024 of 16% and 9%. Since our 2019 initial public offering, we have delivered an 18% revenue CAGR and a 16% Adjusted EBITDA CAGR, outperforming the long-term expectations we shared at the time of the initial public offering. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, see “Explanation and Reconciliation of Non-GAAP Measures” beginning on page 9 of the Company’s earnings release dated November 18, 2025 and furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K as furnished to the SEC on November 18, 2025.

•	Premier Protein net sales increased 17%, reaching new highs across key metrics, including market share, household penetration, distribution and buy rate.

•	Dymatize, our super-premium sports nutrition brand, had net sales growth of 13%, lifted by the strength of its international business.

•	We opportunistically repurchased approximately 9 million shares of our common stock outstanding, which is approximately 7% of our shares outstanding, reducing our shares outstanding to 121 million.

Management Team Drives Performance and Creates Stockholder Value

We are a stockholder value-driven organization and our compensation philosophy is designed to be aligned with stockholder interests. Management’s objective is to maximize total stockholder return, and compensation decisions are guided by the principle of creating stockholder value.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow

✓	Enforce strict insider trading policies	X	No hedging or pledging of Company stock by executives or directors, including margin accounts

✓	Maintain a clawback policy for incentive-based compensation	X	No single-trigger or modified single-trigger change-in-control arrangements

✓	Set meaningful stock ownership guidelines for executives and directors	X	No change-in-control severance multiple in excess of three times salary and target bonus

✓	Disclose performance goals and performance results for our Senior Management Bonus Program	X	No re-pricing or cash buyout of underwater stock options or stock appreciation rights (“SARs”) allowed

✓	Set a maximum individual payout limit on our Senior Management Bonus Program	X	No enhanced retirement formulas

✓	Limited perquisites and other benefits	X	No guaranteed compensation either annually or multi-year

✓	Incorporate general severance and change-in-control provisions in Separation and Change in Control Agreements with our executives that are consistent with market practice, including double-trigger requirements for change-in-control protection	X	No market timing with granting of equity awards

✓	Retain an independent compensation consultant reporting directly to the Committee

Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our stockholders. The Committee’s objectives for our programs include, but are not limited to, the following:

•	reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;

•	enhancing stockholder value by focusing management on financial metrics that drive value;

•	focusing on at-risk, incentive-based compensation versus fixed compensation;

•	attracting, motivating and retaining executive talent willing to commit to long-term stockholder value creation; and

•	aligning executive decision-making with business strategy and discouraging excessive risk taking.

The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and corporate/business/individual performance.

We believe that our executive compensation structure strikes a balance of incentive opportunities based on:

•	financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term stockholder value; and

•	stock price performance through performance restricted stock units (PRSUs) and restricted stock units (RSUs) to focus our executive team on delivering superior long-term stockholder value.

The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance- Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined corporate and business financial performance objectives	Performance- Based

Long-Term Incentives (“LTI”)	Align executives’ long-term compensation interests with stockholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance- Based

Performance Restricted Stock Units (“PRSUs”)	Motivate executives to provide superior relative long-term total stockholder return (TSR) through stock price growth	Cumulative three-year TSR ranking versus Russell 3000 Food Products companies. Links with stockholder value creation; aligns with stockholders; filters out macroeconomic and other factors not within management’s control.	Performance- Based

Restricted Stock Units (“RSUs”)	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Provide upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to BellRing	Fixed

Component	Purpose	Characteristics	Fixed or Performance- Based

Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft for our President and Chief Executive Officer only	Fixed

Fiscal Year 2025 NEO Target Compensation Structure Summary
Component	Summary

Base Salary

The following salaries were approved for fiscal year 2025, following a thorough review of competitive market practices provided by Aon, our independent compensation consultant. Our NEOs, including Ms. Davenport, were generally below the median of our peer companies and the fiscal year 2025 changes were approved to bring our executive team more in-line with competitive market values. Additionally, with Mr. Vitale transitioning out of an executive role with the Company, Ms. Davenport’s salary reflects her increased responsibilities and expanded executive role.

•

Ms. Davenport: $950,025 (26.7% increase)

•

Mr. Rode: $525,000 (5% increase)

•

Mr. Cornille: $501,400 (9% increase)

•

Mr. Rosenthal: $470,033 (9.3% increase)

•

Mr. Singh: $440,000 (10% increase)

Target Annual Bonus (Senior Management Bonus Program)

Our NEOs’ target bonuses as a percent of base salary were reviewed against competitive external market data provided by Aon, and our objective for internal consistency for senior management roles. The following target bonus opportunities were approved for fiscal year 2025:

•

Ms. Davenport: 125% of base salary (no change)

•

Mr. Rode: 75% of base salary (no change)

•

Mr. Cornille: 75% of base salary (no change)

•

Mr. Rosenthal: 65% of base salary (no change)

•

Mr. Singh: 65% of base salary (increased from 55%)

Under the Senior Management Bonus Program, an executive may earn from 0% to 150% of the target amount based upon the achievement level for the applicable performance metrics.

Fiscal Year 2025 NEO Target Compensation Structure Summary
Component	Summary

Long-Term Incentives

We offer a diversity of equity incentive awards linked to increases in stockholder value beyond grant date and relative stock price performance. Our fiscal year 2025 equity grants were weighted 80% PRSU value and 20% RSU value.

Our PRSU program measures three-year cumulative total stockholder return (TSR) against the Russell 3000 Food Products companies (the same industry classification as BRBR, consisting of 37 companies for the fiscal year 2025 grant). An executive may earn from 0% to 260% of the target amount based upon our TSR achievement level for the performance period.

Total Compensation Mix

Our mix of total compensation including our regular equity grants, as illustrated by the below charts, is significantly skewed towards performance-based “at-risk” compensation:

Compensation Decision Process

Role of the Corporate Governance and Compensation Committee

The Corporate Governance and Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:

•	reviewing and assessing competitive market data;

•	reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

•	evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.

Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Chief Legal Officer and Senior Vice President, People, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.

Role of Management

For executive officers other than herself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. Her recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations and seeks input and market data from the Committee’s independent compensation consultant before making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation.

Role of the Independent Compensation Consultant

The Committee retains the services of Aon’s Talent Solutions Practice, a division of Aon plc (“Aon”), in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings when needed. The Committee makes all final decisions regarding executive compensation.

Aon’s specific compensation consultation roles include, but are not limited to, the following:

•	advising the Committee on director and executive compensation trends and regulatory developments;

•	developing a peer group of companies for determining competitive compensation rates;

•	providing a total compensation study for executives against peer companies;

•	providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	reviewing and commenting on proxy statement disclosure items; and

•	advising the Committee on management’s pay recommendations.

The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon.

Role of Peer Companies and Competitive Market Data

Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. The following peer group development criteria were used to develop competitive market values to assist with fiscal year 2025 pay decisions:

•	Industry: similar to BellRing, based on the Industrial Classification Benchmark for the Russell 3000 index;

•	Company size: approximately 0.4x to 3x BellRing’s annual revenues, with a secondary focus on market capitalization;

•	Peers: companies using BellRing in their compensation peer group;

•	Peers of peers: companies used in the peer groups of potential peer companies; and

•	Competitors: companies that compete with BellRing for business and management talent.

The peer group used to assist with fiscal year 2025 pay decisions consisted of the following 13 companies:

• B&G Foods, Inc.	• The Hain Celestial Group, Inc.
• Calavo Growers, Inc.	• The Simply Good Foods Company
• Flowers Foods, Inc.	• Treehouse Foods, Inc.
• J&J Snack Foods Corp.	• Utz Brands, Inc.
• Lamb Weston Holdings, Inc.	• WK Kellogg Co.
• Lancaster Colony Corporation	• WW International, Inc.
• Medifast, Inc.

The following changes were made to the peer group to assist with fiscal year 2025 pay decisions:

•	Removed: Hostess Brands, Inc. and Sovos Brands, Inc. due to acquisitions in 2023 and 2024, respectively.

•	Added: WK Kellogg Co. due to similar industry and annual revenues.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Determination of CEO Compensation

At its first regularly scheduled meeting of the fiscal year, normally held in November, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s prior fiscal year incentive compensation payments and current fiscal year target compensation.

For fiscal year 2025, our executive compensation programs were determined by our Board of Directors, through our Corporate Governance and Compensation Committee. See Compensation Decision Process above for further information.

2025 Compensation Elements

Base Salary

Base salaries are designed to recognize the competitive market, and the NEO’s competency, experience and performance an executive brings to the position. Changes in base salary will result primarily from a comparison to peer group market data, individual and Company performance, internal equity, value to the organization, promotions and the specific responsibilities compared to market. The Committee reviews base salaries for our executive officers annually.

The following salaries were approved for fiscal year 2025, based on a thorough review of competitive market data provided by Aon. In November 2024, Mr. Vitale ceased to serve as Executive Chairman while continuing to serve as Chairman of the Board. With Mr. Vitale transitioning out of an executive role with the Company, Ms. Davenport assumed increased responsibilities, and the Committee determined to increase Ms. Davenport’s salary to reflect her expanded executive role. In addition, our NEOs, including Ms. Davenport, were generally below the median of our peer companies, and the fiscal year 2025 changes were approved to bring our executive team into alignment with the competitive medians:

Name	Fiscal Year 2025 Base Salary	Change from Fiscal Year 2024

Darcy Horn Davenport	$950,025	+26.7%

Paul A. Rode	$525,000	+5.0%

Douglas J. Cornille	$501,400	+9.0%

Craig L. Rosenthal	$470,033	+9.3%

Robin Singh	$440,000	+10.0%

Annual Bonus (Senior Management Bonus Program)

Our NEOs are eligible to earn incentives based on fiscal year performance. Our Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for stockholders. Performance is measured at both the corporate and business unit level.

For fiscal year 2025, the Committee approved Adjusted EBITDA (75%) and Net Revenue (25%) as the performance metrics for both the corporate and Premier Nutrition business unit level. The Compensation Committee believes that using adjusted EBITDA as the primary performance metric for NEO bonuses is important for aligning this incentive with the Company’s growth-oriented strategy. This metric reflects the Company’s commitment to controlling operating costs, enhancing operational efficiency, sustainable growth, and value creation, ensuring that, as the Company drives sales growth, NEOs are rewarded for results that drive long-term stockholder value.

•	Up to 100% of target annual bonus opportunity may be earned if the participant’s targeted corporate / business unit financial performance is achieved.

•

From 100% to 150% of target annual bonus opportunity may only be earned if both components (Net Revenues and Adjusted EBITDA) of the participant’s targeted corporate / business unit financial performance are achieved. However, all above-target payment opportunities are based solely on BellRing Brands’ overall corporate financial performance achievement.

Potential financial adjustments to determine performance achievement levels include items such as transaction costs and integration costs, provision for legal settlements, non-cash stock-based compensation and other items that the Company believes do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons of the Company’s operating performance to other fiscal periods. These adjustments are consistent with our announced results.

Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial targets, calculated separately for each performance metric. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, calculated separately for each performance metric, earned amounts are interpolated on a straight-line basis between points. Performance achievement below the threshold level for a performance metric will result in a lower bonus amount for that performance metric, to the extent discretion is exercised, or no bonus at all. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review.

Target award opportunities: The following target bonuses (as a percentage of base salary) were approved for fiscal year 2025, based on a thorough review of competitive market data provided by Aon and to achieve our objective of internal alignment:

Name	Fiscal Year 2025 Target (% of Salary)	Comments

Darcy Horn Davenport	125%	No change

Paul A. Rode	75%	No change

Douglas J. Cornille	75%	No change

Craig L. Rosenthal	65%	No change

Robin Singh	65%	Increased from 55%

Performance and Payout Curves: For each performance metric, participants may earn from 50% to 150% of the target bonus attributable to that performance metric based on performance achievement between the threshold and maximum levels. Above-target payments may only be earned if both components (Net Revenues and Adjusted EBITDA) of the participant’s corporate / business unit financial performance goals are achieved, and all above-target payment opportunities are based solely on BellRing Brands’ overall corporate financial performance achievement. Payout opportunities for performance between the threshold, target and maximum levels, calculated separately for each performance metric, are interpolated on a straight-line basis. For business unit level named executive officers, above-target payouts are subject to the business unit achieving at least the performance metric target level and are calculated based on the performance overachievement, if any, by the Company of the corporate level performance metric target. Performance achievement below the threshold level for a performance metric generally will result in a lower bonus amount for that performance metric, or no bonus at all. Ms. Davenport, Mr. Rode, Mr. Cornille, and Mr. Rosenthal are corporate level named executive officers and Mr. Singh is a business unit level named executive officer.

Target and Actual Fiscal Year 2025 performance: Below are the approved levels, and actual achievement, of corporate and business unit Net Revenue and Adjusted EBITDA for fiscal year 2025:

Fiscal Year 2025 Performance Metrics(1)	Threshold	Target	Maximum	Actual	Actual Bonus Achievement
	(dollars in millions)

25% Net Revenue — BellRing (Corporate)	$2,252.4	$2.370.9	$2,430.2	$2,316.6	77.1%

75% Adjusted EBITDA — BellRing (Corporate)(2)	$460.8	$485.0	$509.3	$481.6	92.9%

25% Net Revenue — Premier Nutrition (Business Unit)	$2,175.2	$2.289.7	$2,346.9	$2,232.2	74.9%

75% Adjusted EBITDA — Premier Nutrition (Business Unit)(3)	$479.4	$504.6	$529.8	$504.0	98.9%

(1)	When evaluating financial goals/results, the Committee generally excludes non-recurring or extraordinary items.
(2)

Adjusted EBITDA-BellRing (Corporate) is a non-GAAP measure which represents the consolidated net earnings of the Company from the Company’s Annual Report on Form 10-K, excluding income tax expense, net interest expense, depreciation and amortization, non-cash stock-based compensation, mark-to-market adjustments on commodity hedges, provision for legal matters and foreign currency gain/loss on intercompany loans. See “Explanation and Reconciliation of Non-GAAP Measures” beginning on page 9 of the Company’s earnings release dated November 18, 2025 and furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K as furnished to the SEC on November 18, 2025. Adjusted EBITDA-BellRing (corporate) is lower than Adjusted EBITDA-Premier Nutrition (Business Unit) as a result of BellRing (Corporate) general overhead expenses without accompanying net revenues.

(3)

Adjusted EBITDA-Premier Nutrition (Business Unit) is a non-GAAP measure which represents the net earnings of the Premier Nutrition business unit, excluding income tax expense, net interest expense, depreciation and amortization, provision for legal matters and intercompany royalty income. We believe that Adjusted EBITDA for the Premier Nutrition business unit, a non-GAAP financial measure, is useful to investors in evaluating the Premier Nutrition business unit’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of the Premier Nutrition business unit’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as the Premier Nutrition business unit is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management uses Adjusted EBITDA to provide forward-looking guidance and to forecast future results.

Adjusted EBITDA for the Premier Nutrition business unit is adjusted for the following items:

a.

Provision for legal matters: We have excluded gains and losses recorded to recognize the anticipated or actual resolution of certain litigation as we believe such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Premier Nutrition business unit’s current operating performance or comparisons of its operating performance to other periods.

b.

Intercompany royalty income: We have excluded Intercompany Royalty Income received from ANI related to the use of the ‘Premier Protein’ and ‘Dymatize’ brands by ANI, as we believe such income does not contribute to a meaningful evaluation of the Premier Nutrition business unit’s current operating performance or comparisons of its operating performance to other periods.

The table below reconciles Adjusted EBITDA for the Premier Nutrition business unit to the most directly comparable GAAP measure.

Fiscal year ended September 30, 2025 (in millions)

Net Earnings before Income Taxes	$419.2

Depreciation and amortization, including accelerated depreciation and amortization	17.4

Provision for legal settlements	69.0

Intercompany royalty income	(1.6)

Adjusted EBITDA	$504.0

At its November 2025 meeting, the Committee reviewed and confirmed the Company’s performance for each of the performance metrics. The Committee then determined the achievement percentage associated with each metric by interpolating actual performance within the applicable performance range.

Based on the approved fiscal year 2025 performance results above and the results of the Committee’s comprehensive financial review, the Committee approved the following bonus amounts:

Name	2025 Target Bonus (% of Salary)	2025 Actual Bonus Earned (% of Target)	2025 Actual Bonus Earned

Darcy Horn Davenport	125%	88.9%	$1,055,715

Paul A. Rode	75%	88.9%	$350,044

Douglas J. Cornille	75%	88.9%	$334,309

Craig L. Rosenthal	65%	88.9%	$271,609

Robin Singh	65%	92.9%	$265,694

Long-Term Incentives — Fiscal Year 2025 Equity Grants

The Committee considers both competitive external market data provided by Aon and internal alignment to assist with targeted long-term incentive values. In addition, the Committee considers individual performance, potential future contributions to our business, and recommendations from our President and Chief Executive Officer with respect to the other NEOs.

Our fiscal year 2025 equity grants were heavily weighted on PRSUs with 80% PRSU value and 20% RSU value. The following fiscal year 2025 equity grants were approved:

Name	Fiscal Year 2025 PRSU Value	Fiscal Year 2025 RSU Value	Total Fiscal Year 2025 Equity Grant Value

Darcy Horn Davenport	$3,520,000	$880,000	$4,400,000

Paul A. Rode	$620,000	$155,000	$775,000

Douglas J. Cornille	$544,000	$136,000	$680,000

Craig L. Rosenthal	$500,000	$125,000	$625,000

Robin Singh	$360,000	$90,000	$450,000

PRSUs: Our PRSU program measures three-year cumulative TSR performance against the Russell 3000 Food Products companies (37 companies at the beginning of the performance period for the fiscal year 2025 PRSU grant). This program focuses our executives’ behaviors on long-term decision-making that enhances stockholder value. Relative TSR filters out macroeconomic and other factors that are not within management’s control. Each PRSU earned is settled with a share of the Company’s common stock following the completion of the three-year performance period. The Committee determined to set target performance for 2025 PRSU grants at the 50th percentile to align with the Company’s peer group and broader U.S. market practices based on a comprehensive market review by Aon. For the fiscal year 2025 PRSU grants, shares as a percentage of target may be earned on a sliding scale as follows:

BRBR’s Relative 3-Year TSR Percentile Rank	Vesting(1)

>85th	260% of target

75th	200% of target

50th	100% of target

25th	50% of target

<25th	0% of target

(1)	Performance between points is interpolated on a straight-line basis.

The following bullets summarize the equity grant design parameters:

•	Performance period: October 1, 2024 through September 30, 2027

•	Performance requirements and payout opportunities: Please refer to the chart above.

•	Peer group: Russell 3000 Food Products companies; acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking.

•

Beginning and ending values: Beginning and ending values are based on the 30-day VWAP immediately prior to and including the first/last day of the performance period to mitigate any short- term swings in stock price at either end.

•	Dividends: Re-invested on the ex-dividend date.

•	Negative three-year TSR: If BellRing has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.

•

Vesting: The number of PRSUs awarded in accordance with the sliding scale set forth above will vest following the end of the three-year performance period. No PRSUs will vest during the performance period, with limited exceptions in cases of death, disability or involuntary termination of employment associated with a change in control of the Company (or absent an involuntary termination, failure of the acquirer in a change in control to assume, on substantially the same terms, the PRSUs).

RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing stockholder value. The fiscal year 2025 RSUs vest one-third per year on the first, second and third anniversaries of the grant date. Vesting of RSUs may be accelerated upon the occurrence of certain termination events.

Long-Term Incentives – November 2022 PRSU Achievement

The fiscal year 2023 PRSU grants measured our TSR ranking versus the Russell 3000 Food Products companies (40 companies at the start of the performance period) for the three-year period of November 11, 2022 through November 11, 2025. The companies in the Russell 3000 Food Products group were established and closed at the start of the performance period. During the performance period, bankruptcies dropped to the bottom ranking and acquisitions were removed from the group. The beginning and ending share price values were based on the 30-day VWAP immediately prior to and including the first/last day of the performance period to mitigate short-term stock price swings on either end.

The fiscal year 2023 PRSU grants had a performance/payout scale of 85th percentile ranking (260% of target payout), 75th percentile ranking (200% of target payout), 50th percentile ranking (100% of target payout) and 25th percentile ranking (50% of target payout). Performance between points was interpolated on a straight-line basis. Performance below the 25th percentile ranking would have resulted in a 0% of target payout.

Our TSR ranking for the three-year performance period was at the 92nd percentile, resulting in an approved payout of 260% of the target number of PRSUs. Each PRSU earned was settled with a share of the Company’s common stock on December 2, 2025.

Gross-Up Agreements

In November 2024, the Committee approved and the Company entered into gross-up agreements with each of the named executive officers (each, a “Gross-Up Agreement”). Pursuant to each Gross-Up Agreement, if it is determined that an officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any payment in the nature of compensation to or for the benefit of an officer, the Company will pay or caused to be paid to the officer a gross-up payment. The gross-up payment will be in an amount sufficient to put the officer in the same after-tax position as though the excise tax under Section 4999 of the Code did not apply. The Committee determined that the Gross-Up Agreements were in the best interests of the Company and its stockholders because the gross-ups align the officers’ incentives with those of the stockholders during a potential change in control transaction, thereby encouraging objective decision-making about a transaction’s value by eliminating any potential incentive to reject a transaction that is otherwise beneficial for stockholders simply to avoid the significant personal tax penalty.

Certain Other Compensation Policies

Stock Ownership Guidelines

We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our stockholders to align the financial interests of Section 16 officers and non-employee directors with those of our stockholders. Our guideline structure is as follows:

•	Non-Employee and Non-Executive Directors — 5 times annual retainer

•	President and Chief Executive Officer — 6 times base salary

•	Section 16 Officers — 2 times base salary

Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2025, all participants that were not within the five-year timeframe for compliance were in compliance with the ownership requirements. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•	unvested time-based RSUs;

•	shares represented by amounts invested in the BellRing Brands 401(k) Plan; and

•	share equivalents, including deferred stock units and deferred compensation, payable under our deferred compensation plan for our directors.

Unvested earned and unvested PRSUs are not included when determining compliance with the guidelines. Additionally, unvested stock options/SARs and vested but unexercised stock options/SARs are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of BellRing common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.

Recoupment (“Clawback”) Policy

We have an executive compensation “clawback” policy in connection with incentive compensation. The clawback policy provides that, in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Committee, to the extent allowable under applicable law, has the authority to promptly recoup any incentive compensation paid to a current or former executive officer, including Section 16 officers, during the three-year period preceding the restatement if the restatement (1) would result in the payment of a reduced award if the award were recalculated based on the restated results and (2) either (a) corrected a material error in the prior period financial statements, or (b) would constitute a material misstatement if the error was left uncorrected in the current period.

Policy on Hedging and Pledging Company Stock

We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares by directors and executive officers, including margin accounts. See the section Corporate Governance — Policy on Hedging and Pledging Company Stock on page 11 for further information.

Compensation Risk Assessment

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our programs mitigate this risk:

•	the Committee retains an independent compensation consultant to assist with annual compensation decisions;

•

the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;

•	in fiscal year 2025, the Senior Management Bonus Program capped potential payouts at 150% of the target opportunity;

•	we utilize a mix of cash and equity incentive programs, and all equity awards granted to our named executive officers are subject to multi-year vesting;

•	we utilize a diversity of equity award types;

•

we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty;

•	executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

•	an incentive clawback policy requires the Company to recoup compensation paid on the basis of financial results that are subsequently restated.

Benefits and Perquisites

Limited Perquisites

We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.

Currently the only perquisite we provide is personal use of our corporate aircraft by our Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table below.

Limitations on Deductibility of Compensation

When reviewing compensation matters, the Committee considers the anticipated tax consequences to the Company (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1 million in any taxable year to certain executives. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executives that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders

Change in Control and Involuntary Termination Treatment

Severance and Change in Control Agreements

We have entered into separate Severance and Change in Control Agreements with our named executive officers that provides for certain benefits to our executive officers in the event of an involuntary termination without cause or relating to a change in control or upon an executive officer’s death or disability. We believe these benefits are consistent with the competitive market and are customary among the company’s peers and are fair to the executives and to our stockholders. For more information about potential payments to our named executive officers pursuant to these Severance and Change in Control Agreements, see “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”

Director Compensation for the Fiscal Year Ended September 30, 2025

In fiscal year 2025, the Committee reviewed competitive peer company board of director compensation market data provided by Aon. For fiscal year 2025, we modified our annual RSU grant to $135,000 and our annual board retainer to $85,000 to maintain a competitive total compensation posture with our industry peers. The chairperson of our Audit Committee received an additional annual retainer of $20,000, and the chairperson of our Corporate Governance and Compensation Committee received an additional annual retainer of $15,000. Other members of our Audit Committee received an additional annual retainer of $10,000, and other members of our Corporate Governance and Compensation Committee received an additional annual retainer of $7,500. The non-executive chairperson of our Board received an annual retainer of $90,000. The independent lead director of our Board received an additional annual retainer of $20,000.

All RSU grants fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death. Directors may elect to defer settlement of RSUs until separation from service.

We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.

Under our Deferred Compensation Plan for Directors, any non-management director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in BellRing common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 and 1/3% Company matching contribution, also credited in BellRing common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.

Directors who also are full-time officers or employees of the Company receive no additional compensation for serving as directors.

We maintain stock ownership guidelines applicable to all non-management directors. See Certain Other Compensation Policies — Stock Ownership Guidelines for more detail.

Timing of Compensation Decisions and Equity Grants
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting in the first fiscal quarter of the year, normally held in November. This meeting is typically held around the same time as we report our annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions. In advance of its regularly scheduled November meeting, the Committee often has pre-meetings
or other
off-cycle
discussions to give thorough consideration to the appropriate amount and structure of compensation for our executives.
In accordance with Item 402(x) of Regulation
S-K,
the Company has established clear guidelines regarding the timing of equity grants to ensure transparency and fairness. The Company does not issue stock options. Rather, it grants equity-based compensation in the form of restricted stock units (RSUs), and performance-based restricted stock units (PRSUs) as part of its executive compensation program. The Company adheres to a predictable and structured process for approving and issuing equity awards. Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, are typically made at the Committee’s first regularly scheduled meeting for the fiscal year, the date of which is set at the beginning of the fiscal year — well in advance of any material non-public
information disclosure. This practice ensures that grant dates are scheduled well in advance, and the timing of grants is not adjusted based on fluctuations in stock price or pending corporate announcements. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of equity incentives to the release of material non-public
information. The Company does not reprice or backdate any equity grants. Additionally, no equity awards are made retroactively to avoid any appearance of impropriety or manipulation of award timing.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting. There were no such awards in fiscal year 2025.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of September 30, 2025, the Corporate Governance and Compensation Committee was composed of Messrs. Conway and Erickson and Ms. Kuperman Johnson. There are no relationships involving the members of our Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Corporate Governance and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement (and incorporated by reference into the Company’s 2025 Annual Report). This report is provided by the following independent directors, who comprise all of the members of the Corporate Governance and Compensation Committee:

Sean W. Conway, Chairman

Thomas P. Erickson

Jennifer Kuperman Johnson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the total compensation earned during fiscal 2025, fiscal 2024 and fiscal 2023 by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Darcy Horn Davenport	2025	950,025	—	4,400,000	—	1,055,715	93,289	64,510	6,563,539
President and Chief Executive Officer	2024	750,000	—	7,499,798	—	1,406,250	144,511	101,094	9,901,653
	2023	700,000	—	5,105,600	—	875,000	73,969	47,335	6,801,904

Paul A. Rode	2025	525,000	—	775,000	—	350,044	21,733	25,802	1,697,579
Chief Financial Officer	2024	500,000	—	1,949,955	—	562,500	36,992	21,803	3,071,250
	2023	455,000	—	1,089,182	—	295,750	17,992	20,904	1,878,828

Douglas J. Cornille	2025	501,400	—	680,000	—	334,309	13,958	19,153	1,548,820
Chief Growth Officer	2024	460,000	—	1,769,968	—	517,500	23,748	19,237	2,790,453
	2023	430,000	—	956,932	—	279,500	10,472	18,229	1,695,133

Craig L. Rosenthal	2025	470,033	—	625,000	—	271,609	—	23,872	1,390,514
Chief Legal Officer, Chief Compliance Officer and Secretary	2024	430,000	—	1,499,986	—	419,250	—	23,441	2,372,677
	2023	400,000	—	816,852	—	220,000	—	22,326	1,459,178

Robin Singh	2025	440,000	—	450,000	—	265,694	—	22,176	1,177,870
Chief Supply Chain Officer - Premier Nutrition	2024	400,000	—	1,149,979	—	330,000	—	23,096	1,903,075
	2023	370,000	—	269,982	—	203,500	—	18,084	861,566

(1)

For fiscal 2025, the amounts relate to awards of RSUs of our common stock (the “BellRing RSUs”) and PRSUs of our common Stock (the “BellRing PRSUs”) granted in the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the NEOs. For the BellRing RSUs and the BellRing PRSUs, see Note 15 to the Company’s fiscal year 2025 financial statements beginning on page 62 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 for a discussion of the determination of these amounts under FASB ASC Topic 718.

(2)	Represents the incremental fair value expensed in connection with adjustments to outstanding option awards in the Reorganization Transactions.
(3)

For fiscal 2025, the amounts reported in this column reflect bonuses paid to the NEOs under the BellRing Brands, Inc. Senior Management Bonus Program, discussed above in Compensation Discussion & Analysis. For fiscal 2025, amounts payable to our NEOs pursuant to awards granted under the program were determined based on achievement of corporate or business unit goals and other achievements considered in the discretion of the Corporate Governance and Compensation Committee. See “Compensation Discussion & Analysis - 2025 Compensation Elements - Annual Bonus (Senior Management Bonus Program) on page 34 of this proxy statement.

(4)

As a wholly-owned subsidiary of Post, in fiscal 2019, our NEOs were eligible to participate in the following non-qualified deferred compensation plans maintained by Post for key employees: the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Our NEOs are no longer eligible for deferrals under the Post Deferred Compensation Plan for Key Employees and the Post Executive Savings Investment Plan effective January 1, 2020. The Company does not maintain any deferred compensation plans for its employees. The amounts reported in this column represent the aggregate earnings on the respective NEO’s account under Post’s Deferred Compensation Plan for Key Employees and Executive Savings Investment Plan.

(5)	Amounts shown in “All Other Compensation” column include the following:

	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($)	Miscellaneous ($)	Total ($)

Darcy Horn Davenport	21,000	1,084	40,144	2,282	64,510

Paul A. Rode	20,553	1,084	—	4,165	25,802

Douglas J. Cornille	17,306	1,084	—	763	19,153

Craig L. Rosenthal	22,218	1,084	—	570	23,872

Robin Singh	20,567	1,084	—	525	22,176

Grants of Plan-Based Awards

The following table provides, for each of the NEOs, information concerning cash awards under our annual incentive plan for fiscal year 2025 and grants of equity awards made during fiscal year 2025. The non-equity incentive plan awards disclosed below are part of our Senior Management Bonus Program. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of corporate or business unit performance measures; however, achievement below the threshold performance measures generally will result in a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. In November 2024, awards were determined to have been achieved for each of the NEOs based on a combination of achievement of the corporate or business unit performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Awards of RSUs were made under our 2019 Long-Term Incentive Plan. See Compensation Discussion and Analysis for further information about the awards listed below.

			Estimated future payouts under non- equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Units (#)(3)	Grant date fair value of stock and option awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Darcy Horn Davenport	Annual Incentive		593,766	1,187,531	1,781,297
	RSUs and PRSUs	11/07/24				27,245	54,489	141,671	12,773	4,400,000

Paul A. Rode	Annual Incentive		196,875	393,750	590,625
	RSUs and PRSUs	11/07/24				4,799	9,597	24,952	2,249	775,000

Douglas J. Cornille	Annual Incentive		188,025	376,050	564,075
	RSUs and PRSUs	11/07/24				4,211	8,421	21,895	1,974	680,000

Craig L. Rosenthal	Annual Incentive		152,757	305,514	485,271
	RSUs and PRSUs	11/07/24				3,870	7,739	20,121	1,814	625,000

Robin Singh	Annual Incentive		143,000	286,000	429,000
	RSUs and PRSUs	11/07/24				2,786	5,572	14,487	1,306	450,000

(1)

These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2025 under our Senior Management Bonus Program. The “Threshold” column represents the amount payable to the NEO if the threshold performance level is achieved. If the threshold performance level is not achieved, the NEO may receive a lower cash award payout (to the extent discretion is exercised) or no cash award payout at all. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible. See the Summary Compensation Table for actual amounts paid under the Senior Management Bonus Program.

(2)	This column contains the number of PRSUs granted in fiscal year 2025.
(3)	This column contains the number of RSUs granted in fiscal year 2025.
(4)	This column represents the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at September 30, 2025

The following table sets forth information on exercisable and unexercisable options and unvested RSU and PRSU awards held by our named executive officers on September 30, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(10) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(10)

Darcy Horn Davenport	14,828	(1)	—	48.10	11/14/2026				27,245	(4)	990,356
	23,688	(1)	—	53.63	12/1/2027				323,874	(6)	11,772,820
	18,296	(1)	—	62.10	11/13/2028				293,295	(8)	10,661,273
	84,873	(2)	—	17.30	11/20/2029	12,773	(5)	464,299
	119,704	(3)	—	17.96	11/12/2030	45,209	(7)	1,643,347

Paul A. Rode	38,650	(3)	—	17.96	11/12/2030				4,799	(4)	174,444
									77,968	(6)	2,834,137
									62,569	(8)	2,274,383
						2,249	(5)	81,751
						13,993	(7)	508,646

Douglas J. Cornille									4,211	(4)	153,070
									70,717	(6)	2,570,563
									54,971	(8)	1,998,196
						1,974	(5)	71,755
						12,917	(7)	469,533

Craig L. Rosenthal	15,760	(3)	—	17.96	11/12/2030				3,870	(4)	140,675
									59,976	(6)	2,180,238
									46,924	(8)	1,705,687
						1,814	(5)	65,939
						10,764	(7)	391,271

Robin Singh						1,306	(5)	47,431	2,786	(4)	101,271
						8,611	(7)	313,010	44,982	(6)	1,635,096
						7,112	(9)	258,521

(1)	Non-qualified Post stock options.
(2)	Non-qualified Company stock options.
(3)	Non-Qualified Company stock options.
(4)

In accordance with instruction 3 to Item 402(f)(2) of Regulation S-K, Company PRSUs reported at threshold 50% of target based on actual performance at 0% of target as of September 30, 2025; service-based restrictions lapse on November 7, 2027 and vesting is subject to the satisfaction of performance conditions. The PRSUs will be paid in shares of the Company’s common stock within sixty days from the vesting date.

(5)	Company RSUs; service-based restrictions lapse on November 7, 2027. The RSUs will be paid in shares of the Company’s common stock within sixty days from the vesting date.
(6)

In accordance with instruction 3 to Item 402(f)(2) of Regulation S-K, Company PRSUs reported at maximum performance of 260% of target based on performance at 102% of target as of September 30, 2025; service-based restrictions lapse on November 10, 2026 and vesting is subject to the satisfaction of performance conditions. The PRSUs will be paid in shares of the Company’s common stock within sixty days from the vesting date.

(7)	Company RSUs; service-based restrictions lapse on November 10, 2026. The RSUs will be paid in shares of the Company’s common stock within sixty days from the vesting date.

(8)

In accordance with instruction 3 to Item 402(f)(2) of Regulation S-K, Company PRSUs reported at maximum 260% of target based on actual performance at 260% of target as of September 30, 2025; service-based restrictions lapse on November 11, 2025 and vesting is subject to the satisfaction of performance conditions. The PRSUs will be paid in shares of the Company’s common stock within sixty days from the vesting date.

(9)	Company RSUs; service-based restrictions lapse on November 11, 2025. The RSUs will be paid in shares of the Company’s common stock within sixty days from the vesting date.
(10)	Based on the Company’s closing stock price of $36.35 on September 30, 2025.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Darcy Horn Davenport	—	—	120,843	9,498,260
	—	—	15,366	1,095,904

Paul A. Rode	—	—	27,750	2,181,150
	—	—	3,529	251,688

Douglas J. Cornille	—	—	25,891	2,035,033
	—	—	3,292	234,785

Craig L. Rosenthal	—	—	21,086	1,657,360
	—	—	2,681	191,209

Robin Singh	—	—	2,996	213,675
			3,556	253,614

(1)	All equity awards valued at the closing price of our common stock as reported on the NYSE on the date of vesting.

Potential Payments Upon Termination of Employment or Change in Control

In the event of an involuntary termination of employment, each of our NEOs is eligible for compensation and benefits under their respective severance and change in control agreements and equity compensation award agreements as described below.

The table below sets forth estimates of the amounts to which each NEO would be entitled to receive from the Company pursuant to his or her severance and change in control agreement and equity compensation award agreements with us and in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the NEO’s employment in connection with a change in control, or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2025.

Name		Voluntary Termination or Retirement ($)	Involuntary Not for Cause Termination ($)(3)	Change in Control followed by Involuntary Termination ($)(4)	Death or Disability ($)(4)

Darcy Horn Davenport	Cash (Salary and Bonus)	—	4,275,113	6,412,669	—
	Value of Stock and Option Awards(1)	—	16,992,481	23,186,340	23,186,340
	Non-qualified Deferred Compensation(2)	819,964	819,964	819,964	819,964
	Health Benefits and Insurance	—	50,926	76,389	—
	Total	819,964	22,138,484	30,495,362	24,006,304

Paul A. Rode	Cash (Salary and Bonus)	—	918,750	1,837,500	—
	Value of Stock and Option Awards(1)	—	3,604,161	5,039,550	5,039,550
	Non-qualified Deferred Compensation(2)	201,850	201,850	201,850	201,850
	Health Benefits and Insurance	—	25,616	51,232	—
	Total	201,850	4,750,377	7,130,132	5,241,400

Douglas J. Cornille	Cash (Salary and Bonus)	—	877,450	1,754,900	—
	Value of Stock and Option Awards(1)	—	2,554,315	3,846,266	3,846,266
	Non-qualified Deferred Compensation(2)	124,513	124,513	124,513	124,513
	Health Benefits and Insurance	—	9,271	18,542	—
	Total	124,513	3,565,549	5,744,221	3,970,799

Craig L. Rosenthal	Cash (Salary and Bonus)	—	775,547	1,551,094	—
	Value of Stock and Option Awards(1)	—	2,470,899	3,589,316	3,589,316
	Non-qualified Deferred Compensation(2)	—	—	—	—
	Health Benefits and Insurance	—	26,136	52,272	—
	Total	—	3,272,582	5,192,682	3,589,316

Robin Singh	Cash (Salary and Bonus)	—	726,000	1,452,000	—
	Value of Stock and Option Awards(1)	—	404,394	1,463,015	1,463,015
	Non-qualified Deferred Compensation(2)	—	—	—	—
	Health Benefits and Insurance	—	21,697	43,394	—
	Total	—	1,152,091	2,958,409	1,463,015

(1)

All Post option awards were valued at the closing price of Post’s common stock on September 30, 2025 of $107.48. All unvested Company PRSUs, RSUs and option awards were valued at the closing price of our common stock on September 30, 2025 of $36.35. Stock options are valued at the difference between the exercise price of the stock option and the applicable closing price on September 30, 2025.

(2)	All amounts to be paid in lump sum unless otherwise specified.
(3)	Includes accelerated pro rata vesting of: (a) Unvested Company PRSU awards granted in November 2022 at maximum performance of 260% of target based on actual performance as of September 30, 2025; (b)

Unvested Company PRSU awards granted in November 2023 at 102% of target based on actual performance as of September 30, 2025; and (c) vested stock options for all named executive officers.
(4)

Includes accelerated vesting of: (a) Unvested Company PRSU awards granted in November 2022 at maximum performance of 260% of target based on actual performance as of September 30, 2025; (b) Unvested Company PRSU awards granted in November 2023 at 102% of target based on actual performance as of September 30, 2025; (c) Unvested Company PRSU awards granted in November 2024 at 100% of target based on actual performance below threshold as of September 30, 2025; (d) all RSUs for all named executive officers; and (e) vested stock options for all named executive officers.

Potential Payments under the Severance and Change in Control Agreements

We have entered into separate Severance and Change in Control Agreements with each of our named executive officers (the “Severance and CIC Agreements”). Under the Severance and CIC Agreements, all of our NEOs are eligible for severance benefits in the event his or her employment is terminated involuntarily other than for “cause.” Severance benefits relating to a termination other than for “cause” and not in connection with a “change in control” or resulting from an executive’s death or disability consist of the following:

•

Cash payments equal to one times, or 1.0x (or two times, or 2.0x, in the case of Ms. Davenport), the sum of (a) executive’s base salary, plus (b) executive’s target bonus for the year in which the termination occurs (the “Standard Severance Benefits”), payable in substantially equal installments in accordance with the Company’s regular payroll practices over 12 months (or 24 months in the case of Ms. Davenport) commencing 60 days after the date of termination (each, the applicable “Standard Severance Period”); and

•	Payment of the cost of COBRA healthcare continuation coverage for up to 12 months (24 months for Ms. Davenport).

Severance benefits relating to a termination other than for “cause” that occurs within six months before or 24 months after a “change in control” consist of:

•

A lump sum cash payment equal to two times, or 2.0x (or three times, or 3.0x, in the case of Ms. Davenport), the sum of (a) executive’s base salary, plus (b) executive’s target bonus for the year in which the termination occurs, payable within 60 days after the date of termination; provided, however, that if the change in control does not constitute a change in control within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then the portion of such severance up to the amount of the Standard Severance Benefits shall be payable in equal installments in accordance with the Company’s regular payroll practices over the Standard Severance Period; and

•	Payment of the cost of COBRA healthcare continuation coverage for up to 24 months (36 months for Ms. Davenport).

The payment of the foregoing severance benefits to an executive under a Severance and CIC Agreement is in each case subject to the executive entering into a customary release of claims with the Company. The Severance and CIC Agreements also provide for customary non-competition and non-solicitation restrictive covenants for the duration of the applicable Standard Severance Period.

Under the Severance and CIC Agreements, the following definitions apply:

•

“cause” means: (i) the continued failure by executive to devote reasonable time and effort to the performance of Executive’s duties (other than any such failure resulting from executive’s incapacity due to physical or mental illness) after written demand therefor has been delivered to executive by the Company that specifically identifies how Executive has not devoted reasonable time and effort to the performance of executive’s duties; or (ii) the willful engaging by executive in misconduct which is materially injurious to the Company, monetarily or otherwise; or (iii) executive’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; in any case as determined by the Board upon the good faith vote of not less than a majority of the Board, after reasonable notice to executive specifying in writing the basis or bases for the proposed termination for Cause and after executive has been provided an opportunity to be heard before a meeting of the Board held upon reasonable notice to all directors; provided, however, that a termination for Cause shall not include a termination attributable to: (1) bad judgment or negligence on the part of executive other than habitual negligence; (2) an act or omission believed by executive in good faith to have been in or not opposed to the best interests of the Company and reasonably believed by executive to be lawful; or (3) the good faith conduct of executive in connection with a Change in Control (including executive’s opposition to or support thereof).

•	“change in control” has the same definition as under the 2019 LTIP, and means, except as otherwise provided in a separate written agreement, any of the following:

(i)	Individuals who constitute the Board cease for any reason to constitute at least a majority of the Board.

(ii)

An individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) directly or indirectly acquires or beneficially owns (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) (in each case, together with such individual’s, entity’s or group’s prior ownership of the Company) the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (“Voting Control”), provided, however, that the following acquisitions and beneficial ownership shall not constitute a Change in Control;

(A)	any direct or indirect acquisition or beneficial ownership by the Company or any of its Subsidiaries,

(B)

the direct or indirect acquisition or beneficial ownership of additional securities of the Company entitled to vote generally in the election of directors or of the right to direct the vote of such securities by an individual, entity or group who already beneficially owns Voting Control, or

(C)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.

(iii)	Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination:

(A)

all or substantially all of the individuals, entities or groups who were the beneficial owners of Voting Control immediately prior to such Business Combination beneficially own, directly or indirectly, the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company through one or more subsidiaries);

(B)

no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, the right to direct the vote with respect to more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination, except to the extent that such individual, entity or group beneficially owned Voting Control prior to the Business Combination; and

(C)

at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.

(iv)	The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

(v)	The stockholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.

Notwithstanding the foregoing, any direct or indirect spin-off, split-off or similar transaction involving Company securities by any stockholder of the Company to the stockholder’s stockholders shall not constitute a Change in Control. Notwithstanding anything herein to the contrary, an event described herein shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.

Equity Grant Agreements

Equity awards granted to officers under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as defined in the 2019 LTIP) as described herein. Equity awards granted under the 2019 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP further provides that the award agreement will specify, with respect to performance-based targets, all performance goals or other vesting criteria will be either deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to stock options and RSUs granted to our NEOs pursuant to the 2019 LTIP, the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control.

Additional vesting rules for equity awards are as follows:

•	Equity awards issued to officers under the 2019 LTIP vest in whole upon a termination because of death or disability.

•

Award agreements issued under the 2019 LTIP provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his or her employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests.

•	Vested stock options granted under the 2019 LTIP will remain exercisable until the expiration of the award under its terms.

Gross-Up Agreements

In November 2024, the Company entered into gross-up agreements with each executive officer of the Company (each, a “Gross-Up Agreement”). Pursuant to each Gross-Up Agreement, if it is determined that an officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any payment in the nature of compensation to or for the benefit of an officer, the Company will pay or caused to be paid to the officer a gross-up payment. The gross-up payment will be in an amount sufficient to put the officer in the same after-tax position as though the excise tax under Section 4999 of the Code did not apply.

Employment Agreements

None of our named executive officers has an employment agreement with the Company.

Director Compensation for the Fiscal Year Ended September 30, 2025

Effective January 1, 2025, all non-management directors received an annual retainer of $85,000. The chairperson of our Audit Committee receives an additional annual retainer of $20,000 and all other members of the Audit Committee receive an additional annual retainer of $10,000. The chairperson of our Corporate Governance and Compensation Committee receives an additional annual retainer of $15,000 and all other members of the Corporate Governance and Compensation Committee receives an additional annual retainer of $7,500. The independent lead director of our Board receives an additional annual retainer of $20,000.

In addition to cash compensation, all non-management directors received an annual grant in the form of RSUs with a grant date fair value of approximately $135,000 calculated in accordance with FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant. All RSU awards fully vest at the director’s disability or death, but RSUs shall be forfeited and cancelled upon a director’s earlier resignation or removal. Directors may elect to defer settlement of RSUs until separation from service.

We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.

Under our Deferred Compensation Plan for Directors, any non-management director may elect to defer, with certain limitations, his or her cash retainer, in whole or in part. Deferred compensation may be notionally invested in BellRing common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution, also credited in BellRing common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways at the election of each director: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.

Directors who also are full-time officers or employees of the Company or Post receive no additional compensation for serving as directors.

We maintain stock ownership guidelines applicable to all non-management directors. See Other Compensation Policies - Stock Ownership Guidelines under Compensation Discussion for more details.

The following table sets forth the compensation paid to non-management directors for fiscal year 2025, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Robert V. Vitale	131,250	134,989	—	—	43,746	309,985

Shawn W. Conway	92,083	134,989	—	—	30,691	257,763

Thomas P. Erickson	112,083	134,989	—	—	37,357	284,429

Jennifer Kuperman Johnson	88,750	134,989	—	—	29,580	253,319

Chonda J. Nwamu	91,250	134,989	—	—	30,414	256,653

Elliot H. Stein, Jr.	120,417	134,989	—	—	8,027	263,433

(1)

These amounts represent the grant date fair value of 1,724 RSUs granted on January 29, 2025 to each of our non-management directors. The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 15 to the Company’s fiscal year 2025 financial statements beginning on page 62 in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. The awards granted on January 29, 2025 to each of our non-management directors fully vest on the first anniversary of the date of grant. The common stock issued pursuant to all such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.

(2)	As of September 30, 2025, each of our non-management directors held 1,724 unvested RSUs.
(3)

The amounts reported in this column reflect that there were no earnings on the respective non-management director’s account under our Deferred Compensation Plan for Directors for all non-management directors who elected to participate in the plan. In fiscal year 2025, Mr. Vitale, Mr. Conway, Mr. Erickson, Ms. Kuperman Johnson, Ms. Nwamu and Mr. Stein realized losses of $51,585, $86,612, $478,419, $389,449, $199,307 and $41,393 on their respective accounts under our Deferred Compensation Plan for Directors.

(4)

These amounts represent the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Directors for all non-management directors who elected to participate in the plan.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2025. The annual total compensation of our median employee was $137,702. The annual total compensation of our Chief Executive Officer was $6,583,496. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 48 to 1.

The annual total compensation of our median employee and our Chief Executive Officer as set forth in the paragraph above includes the value of employer-provided health and welfare benefits in the amount of $4,821 and $19,957, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.

We used the following methodology and material assumptions to identify our median employee in fiscal year 2025:

1.	The median employee was identified using employee information as of July 1, 2025, excluding our Chief Executive Officer, of approximately 531 employees.

2.

We used base pay as the consistently applied compensation measure to identify our new median employee. From our employee population, we collected additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median’s consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our new median employee.

The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, each par value $0.01 per share, as of November 14, 2025 and based on 119,672,080 issued and outstanding shares as of such date. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner of Class	Number of Shares	Percentage(4)

Vanguard Group, Inc.(1) P.O. Box 2600 V26 Valley Forge, Pennsylvania 19482	13,302,901	11.1%

BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	11,483,571	9.6%

Wasatch Advisors LP(3) 505 Wakara Way Salt Lake City, Utah 84108	6,750,018	5.6%

(1)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2024, based on a Form 13F-HR dated November 13, 2024, filed by Vanguard Group, Inc. According to the Form 13F-HR, Vanguard Group, Inc. exercises sole investment power with respect to 13,109,347 shares, shared-defined investment power with respect to 193,554 shares, shared voting power with respect to 45,366 shares and no voting power with respect to 13,257,535 shares.

(2)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2024, based on a Schedule 13G/A dated November 8, 2024, filed by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. exercises sole investment power with respect to all shares and has sole voting power with respect to 11,167,253 shares and no voting power with respect to 316,318.

(3)

The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2025, based on a Schedule 13G/A dated November 13, 2025, filed by Wasatch Advisors LP. According to the Schedule 13G/A, Wasatch Advisors LP exercises sole investment power with respect to all shares and sole voting power with respect to 4,693,062 shares.

(4)

The percentage of common stock beneficially owned was calculated based upon 128,874,841 shares of common stock issued and outstanding as of November 14, 2025, plus the number of vested RSUs deferred by certain directors until retirement from the BellRing Board of Directors (75,180 shares), plus the number of common shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (258,987 shares), by all directors, director nominees and executive officers.

Security Ownership of Management

The following table shows the shares of our common stock beneficially owned, as of November 14, 2025, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned		RSUs Vesting Within 60 Days	Exercisable Options(1)	Total	% of Shares Outstanding (2) (3)	Other Stock- Based Items(4)	Total Stock- Based Ownership

Robert V. Vitale	1,100,237	(5)	—	—	1,100,237	*	3,395	1,103,632

Darcy Horn Davenport	148,973			193,577	342,550	*	—	342,550

Shawn W. Conway	6,277	(6)	—	—	6,277	*	4,066	10,343

Thomas P. Erickson	21,437	(7)	—	—	21,437	*	20,317	41,754

David I. Finkelstein	—		—	—	—	—	—	—

Jennifer Kuperman Johnson	20,183	(7)	—	—	20,183	*	16,451	36,634

Chonda J. Nwamu	14,582	(7)	—	—	14,582	*	8,660	23,242

Elliot H. Stein, Jr.	29,844	(8)	—	—	29,844	*	1,785	31,629

Paul A. Rode	57,197		—	38,650	95,847	*	—	95,847

Douglas J. Cornille	39,298		—	—	39,298	*	—	39,298

Craig L. Rosenthal	63,503	(9)	—	15,760	79,263	*	—	79,263

Robin Singh	18,570		—	—	18,570	*	—	18,570

All directors and executive officers as a group (10 people)	1,520,101		—	247,987	1,768,088	1.5%	54,674	1,822,762

(1)

Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of November 14, 2025, by all directors, director nominees and executive officers.

(2)

The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of November 14, 2025 (119,728,286 shares), plus the number of RSUs that vest within 60 days of that date for such individual, plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual.

(3)

The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of November 14, 2025 (119,728,286 shares), plus the number of RSUs that vest within 60 days of that date (0 shares), plus the number of vested RSUs deferred by certain directors until retirement from the Board of Directors (79,991 RSUs), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (247,987 shares), by all directors, director nominees and executive officers.

(4)

Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Directors. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(5)	Includes 132,483 shares held in trusts for the benefit of Mr. Vitale’s family and 166,021 shares held in a trust for the benefit of his spouse.
(6)	Includes 2,261 vested RSUs that the director has elected to defer until retirement from the Board of Directors.
(7)	Comprised of vested RSUs that the director has elected to defer until retirement from the Board of Directors.
(8)	Includes 21,612 vested RSUs that the director has elected to defer until retirement from the Board of Directors and 5,198 shares held in trust for the benefit of Mr. Stein.
(9)	Includes 33,475 shares held in trust for the benefit of Mr. Rosenthal.

Delinquent Section 16(a) Reports

Our Section 16 officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us. Based on our review of these filings, there were no delinquent filings under Section 16 in the most recent fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of September 30, 2025, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted- Average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(2)

Equity Compensation Plans Approved by Stockholders	1,990,208	(3)	$19.23	4,251,043

Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	1,990,208		$19.23	4,251,043

(1)	Weighted average exercise price of outstanding options; excludes RSUs and PRSUs.
(2)	These shares of common stock are available under our 2019 Long-Term Incentive plan.
(3)

Includes shares issuable upon the exercise of 247,987 outstanding non-qualified stock options, 429,686 outstanding RSUs that will be settled in shares of our common stock, 1,257,862 outstanding PRSUs that will be settled in shares of our common stock (which amount reflects vesting at the maximum vesting level of 260%, if all of these outstanding PRSUs vest at the target vesting level instead of the maximum vesting level, 483,793 PRSUs would vest instead of 1,257,862) and 54,673 vested units under our deferred compensation plan for directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Governing Related Party Transactions

Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.

Our related person transactions policy provides that any related person transaction covered by the policy must be reviewed and approved or ratified by our Audit Committee (or an independent and disinterested sub-committee thereof). Our related party transactions policy applies to any transaction that would be required by the SEC to be disclosed in our proxy statement, as well as certain transactions with Post.

The Audit Committee will not approve or ratify any related person transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of us and our stockholders and complies with applicable law. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.

Related Party Transactions

In addition to the director and executive officer compensation arrangements discussed above under Compensation of Officers and Directors, the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

On March 10, 2022, we and Post completed a series of transactions resulting in the spin-off of approximately 80.1% of Post’s ownership interests in us to its stockholders and our reorganization, as more fully disclosed in our Current Report on Form 8-K as filed with the SEC on March 10, 2022 (the “Reorganization Transactions”). In connection with the Reorganization Transactions, on March 10, 2022, we and Post and certain of our predecessor affiliates agreed to amend and restate the below-described employee matters agreement and master services agreement and entered into a new tax matters agreement and registration rights agreement. As of November 25, 2022, Post no longer owns any outstanding shares of our common stock. Transactions with Post continue to be considered related party transactions as certain of the Company’s directors serve as officers or directors of Post.

Amended and Restated Employee Matters Agreement

The amended and restated employee matters agreement covers a wide range of compensation and benefit matters, including:

•

RSU awards issued to employees of us or our subsidiaries (or our or their predecessors) under certain Post equity incentive plans, which remain unsettled or outstanding as of March 10, 2022, will either:

(i) accelerate at the time that Post and we are no longer affiliated, or (ii) vest or be forfeited, in each case, based on their original terms. With respect to nonqualified stock option awards held by Ms. Davenport under certain Post equity incentive plans, such non-qualified stock option awards may be amended to extend their exercise period to 10 years from the date of grant of such options. We will reimburse Post for the accounting cost related to the monthly expense and any accounting charges or costs resultant from any accounting modification of an equity award including, but not limited to, any extension of any exercise period or any acceleration or change in vesting provision. In addition, we will reimburse Post for the employer-related payroll expense, and any other financial obligations relating to any such outstanding awards while outstanding. Any RSUs denominated in Post common stock and options to purchase Post common stock will be adjusted in a manner and at a time consistent with other equity awards issued by Post under its equity incentive plans.

•

We and Post will, and will cause our respective subsidiaries to, take such commercially reasonable actions with regard to benefit and payroll carriers and vendors, and contracts regarding the same, as may be reasonably necessary or appropriate in order to transition relevant contracts, to fulfill their respective obligations under the amended and restated master services agreement and to ensure continuity of employee benefits for employees of us or our subsidiaries.

•	Our Employee Benefits Trustees Committee will determine the future treatment of the Post common stock fund held in our 401(k) Plan.

•

We and Post will work in good faith to administer the notional accounts held by certain employees of us or our subsidiaries under the Post Holdings, Inc. Deferred Compensation Plan for Key Employees and the Post Holdings, Inc. Executive Savings Investment Plan (collectively, the “Post nonqualified plans”) for so long as such notional accounts remain under the Post nonqualified plans.

•

Except as otherwise provided in the amended and restated employee matters agreement, we will, or will cause our subsidiaries to, assume or retain, pay, perform, fulfill and discharge: (i) all liabilities under all employee benefit plans and arrangements sponsored or maintained or contributed to by us, and all employee benefit plans and arrangements assumed or adopted by us and (ii) all liabilities, whenever incurred, with respect to the employment or termination of employment of our employees and former employees of us and their dependents and beneficiaries.

Additionally, under the amended and restated employee matters agreement, we will use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the 2019 LTIP or any successor plan, and any equity awards issued thereunder.

We and Post may terminate the amended and restated employee matters agreement by mutual consent, and Post may terminate the employee matters agreement in the event of a change of control of Post, or a change of control of us or the sale of all or substantially all of our consolidated assets.

Tax Matters Agreement

The tax matters agreement governs our and Post’s respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the Reorganization Transactions to qualify for their intended tax treatment. The tax matters agreement addresses U.S. federal, state, local and non-U.S. tax matters, and sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Under the tax matters agreement, Post is generally responsible for pre-distribution taxes relating to both its retained business and certain of our pre-distribution taxes. We are generally responsible for post-distribution taxes attributable to our nutrition business. In addition, in certain circumstances and subject to certain conditions, each party will be responsible for taxes imposed on Post that arise from the failure of the distribution, the merger and certain related transactions to qualify as tax-free transactions to the extent such failure to qualify is attributable to certain actions taken by such party (or, in certain circumstances, is attributable to actions taken by other persons) as described below.

Pursuant to the tax matters agreement, we are expected to indemnify Post for (i) all taxes for which we are responsible, as described above, and (ii) all taxes incurred by reason of certain actions or events, or by reason of any breach by us or any of our subsidiaries of any of our respective representations, warranties or covenants under the tax matters agreement that, in each case, affect the intended tax-free treatment of the transactions.

Pursuant to the tax matters agreement, Post is expected to indemnify us for (i) the taxes for which Post is responsible, as described above, and (ii) taxes attributable to a failure of the transactions to qualify as tax free, to the extent incurred by any action or failure to take any action within the control of Post.

The tax matters agreement prohibits Post and us from taking actions (or refraining from taking actions) that could reasonably be expected to cause the Reorganization Transactions to fail to qualify for their intended tax treatment. In particular, for two years after March 10, 2022, we in general were not permitted to:

•

issue any equity securities or securities that could be converted into our equity securities, including as acquisition currency for a merger or acquisition (but excluding certain equity compensation for our employees), redeem or repurchase our equity securities or our debt, or enter into any transaction pursuant to which our stock would be acquired, whether by merger or otherwise;

•	cease, or permit certain of our wholly owned subsidiaries to cease, the active conduct of the nutrition business or from holding certain assets held at the time of the distribution;

•	dissolve, liquidate or take any action that is a liquidation for U.S. federal income tax purposes (other than pursuant to the Reorganization Transactions);

•

approve or allow an extraordinary contribution to us by our stockholders in exchange for stock, redeem or otherwise repurchase (directly or indirectly) any of our common stock or amend our certificate of incorporation or other organizational documents if such amendment or other action would affect the relative voting rights of our capital stock, or redeem or otherwise repurchase (directly or indirectly) any of the debt obligations issued by us to Post (and subsequently exchanged by Post for Post debt securities) in connection with the Reorganization Transactions; or

•

sell or transfer 30% or more of the gross assets of our nutrition business, other than pursuant to sales or transfers of assets in the ordinary course of business, cash acquisitions of assets from unrelated persons in arm’s-length transactions, transfers to a person that is disregarded as an entity separate from the transferor for U.S. federal income tax purposes, mandatory or optional repayment (or pre-payment) of any indebtedness of us or our subsidiaries or a sale or transfer among us and our subsidiaries.

Nevertheless, we were permitted to take any of the actions described above during the two-year period following the distribution if Post obtained an IRS private letter ruling or, in certain circumstances, our tax counsel delivered an unqualified “will”-level tax opinion in form and substance reasonably satisfactory to Post) to the effect that the action would not affect the tax-free status of the transactions. Notwithstanding the above, under the tax matters agreement, we may make certain stock issuances that meet certain safe harbors provided in Section 1.355-7(d) of the Treasury Regulations so long as such issuances are not inconsistent with any applicable formal or informal written guidance provided by the IRS in connection with any IRS ruling request or any applicable assumptions, representations and warranties, covenants or certificates relied upon in any unqualified “will”-level tax opinion.

The tax matters agreement will be binding on and inure to the benefit of any permitted assignees and any successor to any of the parties of the tax matters agreement. The tax matters agreement may be amended only by a written instrument signed by each of the parties, and any right may be waived only in a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party to the tax matters agreement to exercise a right operates as a waiver thereof.

Amended and Restated Master Services Agreement

Under the amended and restated master services agreement, as amended on August 4, 2023 to modify the scope and pricing, and extended the term of certain services provided under it, Post provides some combination of the following services, among others, to us:

•	assistance with certain finance, internal audit, treasury, information technology support, insurance and tax matters, including assistance with certain public company reporting obligations;

•	the use of office and/or data center space;

•	payroll processing services;

•	tax compliance services; and

•	such other services as to which Post and we may agree.

The charges for these services were $3.0 million, plus certain third-party costs, in fiscal 2025. In general, the services provided by Post will continue for the periods specified in the amended and restated master services agreement, but not to exceed four years from March 10, 2022, subject to any subsequent extension or truncation agreed to by us and Post. In addition, Post may terminate (i) the amended and restated master services agreement or any services provided thereunder in the event of a change of control of Post, or a change of control of us or the sale of all or substantially all of the consolidated assets of Post or us, (ii) the amended and restated master services agreement or any services provided thereunder upon six months’ notice, or, if Post stops providing a service for its own operations, upon 60 days’ notice, (iii) any services provided to a subsidiary of us in the event of a change of control of the subsidiary or the sale of all or substantially all of its assets and (iv) any services provided to a business line or operating division of us or our subsidiaries in the event of a sale of such business line or operating division. We may terminate the amended and restated master services agreement with respect to one or more particular services being received upon such notice as provided for in the amended and restated master services agreement.

Tax Receivable Agreement

In connection with the completion of our IPO on October 21, 2019, we entered into a tax receivable agreement with Post. The tax receivable agreement provides for the payment by us to Post of 85% of the amount of cash savings, if any, in U.S. federal income tax, as well as state and local income tax and franchise tax, that we realize (or are deemed to realize) as a result of (a) the increase in the tax basis of the assets of BellRing Brands, LLC attributable to (i) the redemption of BellRing Brands, LLC Units by Post pursuant to the limited liability company agreement, (ii) deemed sales by Post of BellRing Brands, LLC Units or assets to us or BellRing Brands, LLC, (iii) certain actual or deemed distributions from BellRing Brands, LLC to Post and (iv) certain formation transactions, (b) disproportionate allocations of tax benefits to us as a result of Section 704(c) of the Internal Revenue Code and (c) certain tax benefits (e.g., imputed interest, basis adjustments, deductions, etc.) attributable to payments under the tax receivable agreement. Payments under the tax receivable agreement are not conditioned on Post’s continued ownership of BellRing Brands, LLC Units or our common stock after the IPO. The rights of Post under the tax receivable agreement are assignable to transferees of Post’s BellRing Brands, LLC Units. We are expected to benefit from the remaining 15% of tax benefits, if any, that it may realize (or in some cases, be deemed to realize).

The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

•

the price of shares of our common stock in connection with the IPO and at the time of redemptions— the basis adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of our common stock at the time of the consummation of the IPO and each redemption;

•

the timing of any redemptions-for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of BellRing Brands, LLC at the time of each redemption;

•	the extent to which such redemptions are taxable—if a redemption is not taxable for any reason, increased tax deductions will not be available;

•

the amount and timing of our income—the tax receivable agreement generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If we do not have taxable income, we generally will not be required to make payments under the tax receivable agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the tax receivable agreement;

•	any future changes in federal tax laws—if future changes in federal tax laws result in changes in the amount and timing of payments (for example, changes to interest expense limitations); and

•	any future changes in federal corporate income tax rates.

Co-Packing Agreement

On September 30, 2022, Premier Nutrition entered into a Co-Packaging Agreement with Comet Processing, Inc. (“Comet”), a wholly owned subsidiary of Post. Under the Co-Packaging Agreement, Comet Processing will manufacture for Premier Nutrition, and Premier Nutrition will purchase from Comet, certain RTD shakes. Additionally, pursuant to the Co-Packing Agreement, Premier Nutrition will reimburse Comet for certain costs and expenses incurred in the acquisition and development of property for the processing plant. During fiscal 2025, purchases of RTD shakes manufactured by Comet were $62.2 million.

Intellectual Property License Agreement—Dymatize Enterprises, LLC and Post Consumer Brands, LLC

Effective January 1, 2020, Dymatize Enterprises, LLC (“Dymatize”) entered into an Intellectual Property License Agreement with Post Consumer Brands, LLC (“Post Consumer Brands”), a wholly owned subsidiary of Post. Under the intellectual property license agreement, which was negotiated by the parties at arm’s length, Post Consumer Brands provides Dymatize a non-exclusive license to use certain intellectual property on or in association with its manufacture, sale and distribution of certain Dymatize products in exchange for the payment of royalties. In fiscal 2025, royalty payments from Dymatize to Post Consumer Brands were $1.5 million.

Intellectual Property License Agreement – Premier Nutrition Company, LLC and Post Consumer Brands, LLC

Effective March 1, 2020, Premier Nutrition entered into an Intellectual Property License Agreement with Post Consumer Brands, a wholly owned subsidiary of Post. Under the intellectual property license agreement, which was negotiated by the parties at arm’s length, Premier Nutrition provides Post Consumer Brands a non-exclusive license to use certain intellectual property on or in association with its manufacture, sale and distribution of certain Post Consumer Brands products in exchange for the payment of royalties. In fiscal 2025, royalty payments from Post Consumer Brands to Premier Nutrition were $1.0 million.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation actually paid by us to our principal executive officer (“PEO”), Darcy Horn Davenport, and
Non-PEO
NEOs and Company performance for the fiscal years listed below.
The disclosures included in this section are required by technical SEC rules and do not necessarily align with how the Company or the Compensation Committee views the link between our performance and the compensation of our NEOs. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years presented.
For information regarding the decisions made by our Compensation Committee with respect to the compensation of our NEOs for each fiscal year, including alignment with Company performance, please see the “Compensation Discussion and Analysis” section of the proxy statement for the fiscal years covered.

Year	Summary Compensation Table Total for PEO 1¹ ($)	Compensation Actually Paid to PEO 1 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Net Sales ($ Millions) 5
					TSR ($)	Peer Group TSR ($)
2025	6,563,539	(10,323,672)	1,453,696	(1,477,670)	195.42	107.00	216.2	2,316.6
2024	9,901,653	29,639,032	2,027,491	8,453,584	326.44	126.32	246.5	1,996.2
2023	4,321,300	17,994,026	900,745	7,132,747	221.66	113.94	165.5	1,666.8
2022	5,046,013	2,706,699	3,976,161	3,006,251	110.80	111.28	116.0	1,371.5
2021	3,565,067	6,055,248	816,593	1,196,210	148.26	105.62	114.4	1,247.1

1.	Darcy Horn Davenport was our PEO for each year presented in the table above. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021 -2024	2025
Robert V. Vitale	Paul A. Rode
Paul A. Rode	Douglas J. Cornille
Douglas J. Cornille	Craig L. Rosenthal
Craig L. Rosenthal	Robin Singh
Robin Singh

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Darcy Horn Davenport ($)	Exclusion of Stock Awards for Darcy Horn Davenport ($)	Inclusion of Equity Values for Darcy Horn Davenport ($)	Compensation Actually Paid to Darcy Horn Davenport ($)
2025	6,563,539	(4,400,000)	(12,487,211)	(10,323,672)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,453,696	(632,500)	(2,298,866)	(1,477,670)
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Darcy Horn Davenport ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Darcy Horn Davenport ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Darcy Horn Davenport ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Darcy Horn Davenport ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Darcy Horn Davenport ($)	Total - Inclusion of Equity Values for Darcy Horn Davenport ($)
2025	2,791,968	(16,723,308)	—	1,444,129	—	(12,487,211)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	401,309	(2,940,793)	—	240,618	—	(2,298,866)

4.
The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Packaged Foods & Meats (“S&P 1500 Packaged Foods & Meats”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended September 30, 2025. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed year in the Company and in the S&P 1500 Packaged Foods & Meats, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined Net Sales to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the S&P 1500 Packaged Foods & Meats TSR over the same period.

Relationship
Betw
een P
EO
and
Non-PEO
NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
35
30
25
20
15
10
5
0
-5
-10
-15
Compensation Actually Paid ($ Millions)
300
250
200
150
100
50
0
Net Income ($ Millions)
6.1
1.2
114.4
2.7
3.0
116.0
18.0
7.1
165.5
29.6
8.5
246.5
-10.3
-1.5
216.2
2021
2022
2023
2024
2025
Fiscal Year
Darcy H. Davenport Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
BellRing Brands, Inc. Net Income

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Sales during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2025 to Company performance. The measures in this table are not ranked.

Relative TSR Percentile Rank Net Sales Net Revenue – Premier Nutrition Adjusted EBITDA – Corporate Adjusted EBITDA – Premier Nutrition

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proxy Item No. 3)

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Board of Directors believes that the overall design and function of the Company’s executive compensation program is appropriate and effective in aligning the interests of management and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material).”

Although the vote is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s executive compensation program.

The Board of Directors unanimously recommends a vote “FOR” the advisory approval of the resolution set forth above.

OTHER MATTERS

Proxy Solicitation

We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $16,500 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.

Stockholder Director Nominations and Proposals for the 2027 Annual Meeting

Under our Bylaws, stockholders who desire to nominate a director or present any other business at an annual meeting of stockholders must follow certain procedures. Generally, to be considered at the 2027 annual meeting of stockholders, a stockholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the corporate secretary between September 30, 2026 and October 30, 2026. However, if the stockholder desires that the proposal be included in our proxy statement and notice of meeting for the 2027 annual meeting of stockholders, then it must be received by our corporate secretary no later than August 18, 2026 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Delaware. A copy of the Bylaws will be furnished to any stockholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings

Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our annual report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, stockholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7652 or by mail at our principal executive offices at BellRing Brands, Inc., 1 N Brentwood Blvd., Suite 1550, St. Louis, Missouri 63105, Attention: Corporate Secretary. These documents also are available on our website at www.bellring.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

Internet Availability of Proxy Materials

The notice of annual meeting, proxy statement and our 2025 annual report to stockholders may be viewed online at www.envisionreports.com/BRBR and on our website at www.bellring.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 2 of this proxy statement. There, you also will find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/ BRBR and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

List of Stockholders

For a period of 10 days prior to the annual meeting, a complete list of the stockholders entitled to vote at the annual meeting will be available and open to the inspection of any stockholder during normal business hours at our principal executive offices at 1 N Brentwood Blvd., Suite 1550, St. Louis, Missouri 63105. As our principal executive offices may be closed to accommodate remote work at certain times, please contact our corporate secretary by telephone at (314) 644-7652 in advance to arrange for inspection of the list of stockholders. A complete list of stockholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.

Householding

SEC rules allow delivery of a single proxy statement and annual report to stockholders to households at which two or more stockholders reside. Accordingly, stockholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to stockholders, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as our expenses. Stockholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such stockholders may receive only one proxy statement and annual report to stockholders. Stockholders who prefer to receive separate copies of the proxy statement and annual report to stockholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to stockholders by notifying our corporate secretary and those materials will be delivered promptly. Stockholders currently sharing an address with another stockholder who wish to have only one proxy statement and annual report to stockholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at BellRing Brands, Inc., 1 N Brentwood Blvd., Suite 1550, St. Louis, Missouri 63105, Attention: Corporate Secretary.

By order of the Board of Directors,

Craig L. Rosenthal
Chief Legal Officer and Secretary

December 16, 2025

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/BRBR or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at
www.envisionreports.com/BRBR

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board recommends a vote FOR all nominees and FOR proposals 2 and 3.

1. Election of Directors:
	For	Withhold				For	Withhold		For	Withhold
01 - Robert V. Vitale	☐	☐	02 - Darcy Horn Davenport			☐	☐	03 - David I. Finkelstein	☐	☐
04 - Chonda J. Nwamu	☐	☐	05 - Elliot H. Stein, Jr.			☐	☐

			For	Against	Abstain				For	Against	Abstain
2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.			☐	☐	☐

3. To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

									☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

5 2 B V

047N3A

2026 Annual Meeting of BellRing Brands, Inc.

The 2026 Annual Meeting of BellRing Brands, Inc., will be held on

Wednesday, January 28, 2026, at 9:00 am CT, virtually via the internet at

meetnow.global/MADH4W4.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/BRBR

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BRBR

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – January 28, 2026

Paul A. Rode and Craig L. Rosenthal, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of BellRing Brands, Inc., to be held on January 28, 2026, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.